UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

Filed by the Registrant  ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12
QUIDELORTHO CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Focused Execution Today. Stronger Growth Ahead.

Notice of 2026 Annual Meeting of Stockholders and Proxy Statement

QUIDELORTHO CORPORATION
9975 Summers Ridge Road
San Diego, California 92121
(858) 552-1100
April 27, 2026
To the Stockholders of QuidelOrtho Corporation (“QuidelOrtho”):
We are pleased to invite you to attend QuidelOrtho’s 2026 Annual Meeting of Stockholders (the “Annual Meeting”) that will be held on Tuesday, June 16, 2026, at 8:30 a.m., Pacific Time. The Annual Meeting will be a virtual meeting, conducted via live audio webcast.
At the Annual Meeting, you will be asked to consider and vote upon: (1) the election of the 10 director nominees named in the Proxy Statement to serve for a one-year term until the 2027 annual meeting of stockholders; (2) on an advisory basis, the approval of the compensation of QuidelOrtho’s Named Executive Officers; (3) the ratification of the selection of KPMG LLP as QuidelOrtho’s independent registered public accounting firm for the fiscal year ending January 3, 2027; and (4) such other business as may properly be presented at the Annual Meeting or any adjournments or postponements thereof.
You will be able to attend the Annual Meeting via live audio webcast by visiting www.virtualshareholdermeeting.com/QDEL2026. To participate in the Annual Meeting, you must have your control number. You will not be able to attend the Annual Meeting in person. The Annual Meeting will be virtual only.
Enclosed are the Notice of the Annual Meeting and the Proxy Statement. Our Annual Report on Form 10-K, along with our other proxy materials, are available at www.proxyvote.com.
It is important that your shares be represented and voted at our Annual Meeting. You may vote your shares via the Internet, or, if you requested printed copies of the proxy materials, by telephone or by completing and returning the proxy card or voting instruction form provided with the printed proxy materials.
On behalf of the Board of Directors, we look forward to seeing you virtually at our Annual Meeting.
Sincerely yours,
_________________________________________________
Brian J. Blaser
President and Chief Executive Officer
QUIDELORTHO CORPORATION

To Our Stockholders

Notice of Annual Meeting of Stockholders Date: June 16, 2026 Time: 8:30 a.m. PT Place: www.virtualshareholdermeeting.com/QDEL2026
To the Stockholders of QuidelOrtho Corporation (“QuidelOrtho” and collectively with its subsidiaries, the “Company,” “we,” “our” and “us”):
QuidelOrtho’s 2026 Annual Meeting of Stockholders (together with any adjournments or postponements thereof, the “Annual Meeting”) will be held on Tuesday, June 16, 2026, at 8:30 a.m., Pacific Time.
Items of Business

1
Proposal to elect the 10 director nominees named in the Proxy Statement to serve for a one-year term until the 2027 annual meeting of stockholders and until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation or removal (the “Election of Directors Proposal”)

	2	Proposal to approve, on an advisory basis, the compensation of QuidelOrtho’s Named Executive Officers (the “Say-on-Pay Proposal”)

	3	Proposal to ratify the selection of KPMG LLP (“KPMG”) as QuidelOrtho’s independent registered public accounting firm for the fiscal year ending January 3, 2027 (the “External Auditor Proposal”)

YOUR VOTE IS VERY IMPORTANT.

Stockholders are invited to attend the Annual Meeting virtually. Whether or not you plan to attend the Annual Meeting, we urge you to submit a proxy to vote your shares via the Internet, by telephone or by completing and returning a proxy card or voting instruction card to ensure that your shares are represented at the Annual Meeting. If you attend the Annual Meeting virtually, you may vote your shares during the meeting, or change your vote or revoke your proxy at any time before the closing of the polls at the Annual Meeting. Your last submitted vote is the one that will be counted. Specific voting instructions are summarized in the Proxy Statement and are included in the proxy materials provided to you.

Who Can Vote
QuidelOrtho’s Board of Directors (the “Board”) has fixed the close of business on April 20, 2026 as the record date (the “Record Date”) for determining the stockholders entitled to receive notice of, and to vote at, the Annual Meeting. Only stockholders of record at the close of business on the Record Date are entitled to receive notice of, and to vote at, the Annual Meeting.
Proxy Voting
It is important that your shares be represented and voted at the Annual Meeting. You can submit a proxy to vote your shares electronically via the Internet, or, if you requested printed copies of the proxy materials, by telephone or by completing and returning the proxy card or voting instruction card. Voting instructions are included in your proxy materials and are summarized in the Proxy Statement. If your shares are held in the name of a bank, broker or other nominee, please follow the instructions you receive from your bank, broker or other nominee on how to vote your shares. You can revoke your proxy at any time prior to its exercise at the Annual Meeting by following the instructions in the Proxy Statement or by voting your shares virtually at the Annual Meeting. Virtual attendance by stockholders at the Annual Meeting will constitute presence in person and such virtual attendance and valid proxies will be counted for the purpose of determining the presence of a quorum for the transaction of business at the Annual Meeting.

Your proxy is being solicited by the Board. The Proxy Statement describes the proposals listed above in more detail. Please refer to the Proxy Statement for further information with respect to the business to be transacted at the Annual Meeting.
The Board recommends that stockholders vote:
•“FOR ALL” the director nominees;
•“FOR” the Say-on-Pay Proposal; and
•“FOR” the External Auditor Proposal.
The Notice of Internet Availability of Proxy Materials (the “Notice of Materials”) and related proxy materials were first made available to stockholders on or about April 27, 2026. We encourage you to access and review all of the important information contained in the proxy materials before the Annual Meeting, which can be found at www.proxyvote.com. If you received the Notice of Materials by mail and did not receive, but would like to receive, a printed copy of our proxy materials, including our Annual Report on Form 10-K for the year ended December 28, 2025 (the “Annual Report”), you may request a printed copy of our proxy materials, free of charge, by any of the following methods:

Via the Internet at www.proxyvote.com	Via telephone at 1-800-579-1639	Via email at sendmaterial@proxyvote.com

Requests for a printed copy of our proxy materials should be made by June 2, 2026 to facilitate timely delivery.
In the event of a technical malfunction or other situation that the chairman of the Annual Meeting determines may affect the ability of the Annual Meeting to satisfy the requirements for a meeting of stockholders to be held by means of remote communication under the Delaware General Corporation Law, or that otherwise makes it advisable to adjourn the Annual Meeting, the chairman of the Annual Meeting or Corporate Secretary will convene the meeting at 9:30 a.m. Pacific Time on the date specified above at the Company’s headquarters, located at 9975 Summers Ridge Road, San Diego, California 92121, solely for the purpose of adjourning the meeting to reconvene at a date, time and physical or virtual location announced by the chairman of the Annual Meeting or Corporate Secretary. Under either of the foregoing circumstances, we will post information regarding the announcement on the Investor Relations page of our website at ir.quidelortho.com.
By order of the Board of Directors,
Brian J. Blaser
President and Chief Executive Officer
QUIDELORTHO CORPORATION
San Diego, California
April 27, 2026
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON JUNE 16, 2026. The Notice of the Annual Meeting, Proxy Statement and Annual Report are available at www.proxyvote.com.

Proxy Statement Summary
This summary highlights information described in more detail in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should review this entire Proxy Statement carefully before voting.
Annual Meeting

Time and Date 8:30 a.m. (Pacific Time), June 16, 2026	Place Virtually online at www.virtualshare holdermeeting.com/QDEL2026	Record Date April 20, 2026	Voting Stockholders as of the Record Date are entitled to one vote per share
Ways to Vote

VOTE BY INTERNET www.proxyvote.com	VOTE BY PHONE 1-800-690-6903	VOTE BY MAIL Sign, complete and return the proxy card in the postage-paid envelope provided
Proposals and Voting Recommendations

Proposal	Board Recommendation	Page Reference

Proposal No. 1 - Election of 10 Director Nominees	FOR ALL Nominees	9
Proposal No. 2 - Advisory (Non-binding) Vote on Executive Compensation	FOR	77
Proposal No. 3 - Ratification of KPMG as the Independent Auditor for 2026	FOR	78
The Notice of Materials and the related proxy materials were first made available to stockholders on or about April 27, 2026.

QuidelOrtho	1	2026 Proxy Statement

Proxy Statement Summary	Table of Contents
Director Nominees
We are seeking your vote FOR ALL of the director nominees below:

Name	Age	Director Since	Principal Occupation

Brian J. Blaser	61	2024	President and Chief Executive Officer (“CEO”) of QuidelOrtho
Kenneth F. Buechler, Ph.D., Chair	72	2007	Co-founder and former President and Chief Scientific Officer of Biosite, Inc.
John R. Chiminski	62	2024	Former Executive Chair, President and Chief Executive Officer of Catalent, Inc.
Evelyn S. Dilsaver	70	2022	Former President and Chief Executive Officer of Charles Schwab Investment Management
R. Scott Huennekens	61	2024	Former Chairman, President and Chief Executive Officer of Verb Surgical, Inc.
Edward L. Michael	69	2018	Managing Partner and Co-founder of LionBird Ventures and former Executive Vice President, Diagnostics Products at Abbott Laboratories
Mary Lake Polan, M.D., Ph.D., M.P.H.	82	1993	Professor of Clinical Obstetrics, Gynecology and Reproductive Sciences, Yale University School of Medicine
Ann D. Rhoads	60	2020	Former Chief Financial Officer of Forty Seven, Inc.
Kenneth J. Widder, M.D.	73	2014	Former Chief Executive Officer of Sydnexis, Inc.
Joseph D. Wilkins Jr.	64	2021	Senior Advisor for THEO Transformation Advisory and former executive at Atlantic Health System, Quest Diagnostics and Danaher-Beckman Coulter

QuidelOrtho	2	2026 Proxy Statement

Table of Contents	Proxy Statement Summary
Corporate Governance Highlights

Board Composition	Board Accountability

•All independent directors, except Mr. Blaser
•Separate Board Chair and CEO roles
•Independent Board Chair
•All Board committees completely independent
•Seasoned Board with diverse viewpoints, experiences, backgrounds and industry specific expertise
•Balanced Board tenure, with 3 new directors in 2024

•Annual election of directors
•Annual Board and committee evaluations
•Regularly-held executive sessions of non-employee directors
•Robust executive and director equity ownership guidelines
•Independent Board or committee approval of CEO compensation

Stockholder Interests	Risk Oversight

•Active stockholder engagement program
•Stockholders may call special meetings
•No multi-class common stock, one share = one vote
•No poison pill
•Insider Trading Compliance Policy that prohibits hedging transactions and pledging activities
•Clawback Policies

•Comprehensive risk oversight by the Board and individual committees as well as management
•Risk management principles implemented throughout management processes and in the responsibilities of our employees at every level
•Robust risk reporting system designed to provide timely and comprehensive information to the Board

Say-on-Pay Proposal
Consistent with the Board’s recommendation and our stockholders’ prior indicated preference, we intend to hold an advisory vote to approve our executive compensation annually. Accordingly, we are seeking your approval, on an advisory basis, of the compensation of our Named Executive Officers, as further described in the “Executive Compensation—Compensation Discussion and Analysis” section of this Proxy Statement.
For a summary of our executive compensation and 2025 performance highlights, please refer to the “Executive Compensation—Compensation Discussion and Analysis” section of this Proxy Statement on page 39.
External Auditor Proposal
As a matter of good corporate practice, and following a robust evaluation by the Audit Committee of the Board (the “Audit Committee”), we are seeking your ratification of our selection of KPMG as our independent registered public accounting firm for the 2026 fiscal year.

QuidelOrtho	3	2026 Proxy Statement

Meeting Information
2026 Annual Meeting of Stockholders to be held on June 16, 2026
This Proxy Statement is being provided to you in connection with the solicitation of proxies by the Board for the Annual Meeting to be held on Tuesday, June 16, 2026, at 8:30 a.m., Pacific Time. The Annual Meeting will be held virtually and can be accessed online at www.virtualshareholdermeeting.com/QDEL2026.
The Company utilizes the “Notice and Access” method of providing to stockholders the Notice of the Annual Meeting, Proxy Statement, proxy card and Annual Report (collectively, the “Proxy Materials”). With “Notice and Access” we are permitted to furnish the Proxy Materials to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Accordingly, you will receive the Proxy Materials in one of the following ways:
•Notice and Access: Most stockholders will not receive printed copies of the Proxy Materials unless they request them. Instead, the Notice of Materials, which was made available beginning on or about April 27, 2026, will instruct you on how to access and review all of the Proxy Materials at www.proxyvote.com. Such notice also instructs you on how you may submit your proxy and vote. If you would like to receive a paper or email copy of the Proxy Materials, you should follow the instructions for requesting such materials in the Notice of Materials. Any request to receive Proxy Materials by mail or email will remain in effect until you revoke it. Stockholders who do not receive a Notice of Materials may instead receive a paper copy of the Proxy Materials by mail or an electronic copy of the Proxy Materials by email (see below).
•Email Access to Proxy Materials: Stockholders who previously elected to receive a notice of access to Proxy Materials via email will not receive the Notice of Materials in the mail. You will instead receive an email with links to the Proxy Materials and online proxy voting instructions.
•Paper Copy of Proxy Materials with Proxy Card: Stockholders who previously requested paper copies of the Proxy Materials will not receive the Notice of Materials. Instead, such stockholders will continue to receive a paper copy of the Proxy Materials until a request is submitted to change delivery methods. You can eliminate all such paper mailings in the future by electing to receive an email that provides Internet links to these documents. Opting to receive all future Proxy Materials online will save us the cost of producing and mailing documents to your home or business and help us conserve natural resources. To request electronic delivery, please follow the instructions on your proxy card or voting instruction card.
•Beneficial Owners: If your shares of common stock are held by a broker, fiduciary or custodian, you are considered the beneficial owner of shares of common stock held in “street name,” and the Proxy Materials and your voting instructions are being forwarded to you from that broker, fiduciary or custodian.
•Delivery of Documents to Stockholders Sharing an Address: A number of brokerage firms have adopted a procedure approved by the Securities and Exchange Commission (“SEC”) called “householding.” Under this procedure, certain stockholders who share the same address and do not participate in electronic delivery of Proxy Materials will receive only one copy of the Proxy Materials until such time as one or more of these stockholders notifies us that they wish to receive individual copies. This procedure helps to reduce duplicate mailings and save printing costs and postage fees, as well as natural resources. If you received a “householding” mailing this year and would like to have additional copies of the Proxy Materials mailed to you, please send a written request to our Corporate Secretary at c/o QuidelOrtho Corporation, 9975 Summers Ridge Road, San Diego, California 92121, or call (858) 552-1100, and we will promptly deliver additional Proxy Materials to you. Please contact your broker if you received multiple copies of the Proxy Materials and would prefer to receive a single copy in the future, or if you would like to opt out of “householding” for future mailings.

QuidelOrtho	4	2026 Proxy Statement

Table of Contents	Meeting Information
The Proxy Statement and Annual Report will also be made available on the “Investor Relations” page of the Company’s website at ir.quidelortho.com, as well as at www.proxyvote.com.
We will pay the expenses in connection with this solicitation. Our employees may solicit proxies by mail, in person, by telephone, facsimile or other electronic means and will not receive any additional compensation for such solicitations. We may also reimburse brokers, fiduciaries, custodians or other nominees for the expenses of forwarding soliciting material to beneficial owners. We may also retain a third-party proxy solicitor to assist in soliciting proxies, but have not done so as of the date of this Proxy Statement.

QuidelOrtho	5	2026 Proxy Statement

Record Date and Voting
Quorum
The close of business on April 20, 2026 has been fixed as the Record Date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, 68,095,455 shares of our voting common stock were outstanding. Each share of our common stock is entitled to one vote on all matters that may be presented for consideration and action by the stockholders at the Annual Meeting. A quorum is required to transact business at the Annual Meeting. The holders of a majority of the outstanding shares of common stock on the Record Date and entitled to vote at the Annual Meeting, present virtually or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting and any adjournments or postponements thereof. Abstentions and broker non-votes are counted for the purpose of determining the presence or absence of a quorum for the transaction of business. If there is no quorum, the chairman of the Annual Meeting or the holders of a majority of the shares of common stock present virtually or by proxy at the Annual Meeting and entitled to vote at the Annual Meeting may adjourn the Annual Meeting to another time or date.
Voting
Where a stockholder has directed how their proxy is to be voted, it will be voted according to the stockholder’s directions. If your shares of common stock are held in the name of a bank, broker or other nominee, you are considered the beneficial owner of shares of common stock held in street name, and the Proxy Materials and your voting instructions are being forwarded to you from that bank, broker or nominee (the “record holder”). Beneficial owners have the right to direct the record holder of their shares regarding how to vote their shares, and the record holder is required to vote such shares in accordance with these instructions. If a proposal is routine, a record holder holding shares for a beneficial owner in street name may vote on the proposal without specific voting instructions from the beneficial owner if the beneficial owner does not provide voting instructions. If a proposal is non-routine, the broker or other entity may vote on the proposal only if the beneficial owner has provided voting instructions. A “broker non-vote” occurs when the record holder is unable to vote on a proposal because the proposal is non-routine, or the record holder otherwise chooses not to exercise its discretionary voting authority, and the beneficial owner has not provided voting instructions.
Whether a proposal is considered routine or non-routine is subject to stock exchange rules and final determination by the stock exchange. Even with respect to routine matters, some brokers are choosing not to exercise discretionary voting authority. As a result, we urge you to direct your broker, fiduciary or custodian on how to vote your shares on all proposals to ensure that your vote is counted.
If you receive more than one set of Proxy Materials, your shares may be registered in more than one name or held in different accounts. Please cast your vote with respect to each set of Proxy Materials that you receive to ensure that all of your shares are voted.
Other than as described in this Proxy Statement, we currently know of no other business that will be presented for consideration at the Annual Meeting. However, if any other business properly comes before the Annual Meeting, or any adjournments or postponements thereof, it is the intention of the persons named as proxies in the proxy card to vote on such matters in accordance with their best judgment.
With regard to the election of directors, votes may be cast in favor of a director nominee or withheld. Because directors are elected by a plurality of the votes cast by the shares present virtually or represented by proxy at the Annual Meeting and entitled to vote on the election of directors, votes withheld and broker non-votes (if any) will have no effect on the outcome of this proposal. If a quorum is present at the Annual Meeting, the 10 nominees receiving the greatest number of votes will be elected. Stockholders do not have

QuidelOrtho	6	2026 Proxy Statement

Table of Contents	Record Date and Voting
cumulative voting rights for the election of directors. For Proposal Two (Say-on-Pay Proposal) and Proposal Three (External Auditor Proposal), the affirmative vote of a majority of the shares present virtually or represented by proxy at the Annual Meeting and entitled to vote on the matter is required for approval; broker non-votes (if any) will have no effect on the outcome of the proposals, while abstentions will have the same effect as a vote “AGAINST” the proposals.
Unless otherwise designated, each signed proxy submitted by a record holder will be voted:
•FOR ALL of the 10 nominees named below for election as directors;
•FOR the advisory approval of the Company’s executive compensation; and
•FOR the ratification of the selection of KPMG as our independent registered public accounting firm for our fiscal year ending January 3, 2027.
Shares may be voted via the Internet, and if the stockholder requested paper copies of the Proxy Materials, by telephone or by completing and returning a proxy card or voting instruction card. Stockholders may revoke their proxy at any time before it is voted at the Annual Meeting.
Changing Your Vote
If you are a record holder, you can change your vote or revoke your proxy at any time before the final vote at the Annual Meeting by:
•entering a later-dated proxy by telephone or via the Internet by 11:59 p.m., Eastern Time, on June 15, 2026;
•delivering a valid, later-dated proxy card that is received by Broadridge at least 24 hours prior to the start of the Annual Meeting;
•sending written notice to the Corporate Secretary of the Company at the Company’s principal executive office that is received at least 24 hours prior to the start of the Annual Meeting; or
•voting at the Annual Meeting. Note that your virtual attendance at the Annual Meeting will not, by itself, revoke your proxy.
If you are a beneficial owner, you may submit new voting instructions by contacting your bank, broker or other nominee and following the instructions you receive from them.
Voting Results
Representatives of Broadridge, our proxy distributor, will count the votes and serve as inspector of elections at the Annual Meeting. We expect to announce preliminary voting results at the Annual Meeting. Final voting results will be disclosed in a Current Report on Form 8-K to be filed with the SEC within four business days after the Annual Meeting.
Attending the Meeting
The Annual Meeting will be held virtually and can be accessed online at www.virtualshareholdermeeting.com/QDEL2026. To attend and participate in the Annual Meeting, you will need the 16-digit control number included on your proxy card or on the instructions that accompanied your Proxy Materials. If your shares are held in street name, and your voting instruction form or Notice of Materials indicates that you may vote those shares through www.proxyvote.com, then you may access, participate in and vote at the Annual Meeting with the 16-digit access code indicated on that voting instruction form or Notice of Materials. Otherwise, stockholders who hold their shares in street name should contact their bank, broker or other nominee (preferably at least five business days before the Annual Meeting) and obtain a “legal proxy” in order to be able to attend, participate in or vote at the Annual Meeting. Only stockholders with a valid 16-digit control number will be able to attend the Annual Meeting and vote and ask questions.

QuidelOrtho	7	2026 Proxy Statement

Record Date and Voting	Table of Contents
Questions pertinent to Annual Meeting matters and that comply with the Annual Meeting rules of conduct will be answered during the Annual Meeting, subject to time constraints. Questions regarding personal matters, suggestions for product development or other matters unrelated to the proposals and Annual Meeting matters are not pertinent to the Annual Meeting and therefore will not be answered. We reserve the right to edit profanity or other inappropriate language. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition.
The meeting webcast will begin promptly at 8:30 a.m. Pacific Time. Online check-in will begin approximately 15 minutes before then, and we encourage you to allow ample time for check-in procedures. If you experience technical difficulties during the check-in process or during the meeting, please call the number listed on the meeting website for technical support. Additional information regarding the rules and procedures for participating in the Annual Meeting will be set forth in our meeting rules of conduct, which stockholders can view during the meeting at the meeting website.

QuidelOrtho	8	2026 Proxy Statement

PROPOSAL ONE
Election of Directors Proposal
Nominees for Election
In accordance with our Amended & Restated Bylaws (the “Bylaws”), currently, the Board has fixed the number of directors constituting the Board at 11. On January 30, 2026, Matthew W. Strobeck, a current member of the Board, provided notice to the Board of his decision not to stand for re-election at the Annual Meeting. Dr. Strobeck will serve as a Board member until the Annual Meeting, and the size of the Board will be reduced from 11 to 10 directors as of the Annual Meeting.
Our directors are elected at each annual meeting of stockholders for a one-year term. The Nominating and Corporate Governance Committee of the Board (the “Nominating and Governance Committee”) has recommended, and our Board has nominated Brian J. Blaser, Kenneth F. Buechler, John R. Chiminski, Evelyn S. Dilsaver, R. Scott Huennekens, Edward L. Michael, Mary Lake Polan, Ann D. Rhoads, Kenneth J. Widder and Joseph D. Wilkins Jr. for election to our Board at the Annual Meeting. In this Proposal One, stockholders are being asked to elect each of the 10 nominees to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified or until their earlier death, resignation or removal. Each of the nominees was most recently elected by stockholders at the 2025 annual meeting of stockholders.
Each of the 10 nominees has consented to serve as a director if elected. Unless authority to vote for any director nominee is withheld, it is intended that each proxy received by the Company will be voted FOR ALL of the nominees. If, before the Annual Meeting, any of the nominees for director should become unable to serve if elected, or, for good cause, unwilling to serve, it is intended that shares represented by proxies received by the Company will be voted for such substitute nominees, if any, as may be recommended by the Board, or the Board may decrease the size of the Board.

QuidelOrtho	9	2026 Proxy Statement

Proposal One	Table of Contents
Biographical Information

Brian J. Blaser PRESIDENT AND CHIEF EXECUTIVE OFFICER Age: 61 Director Since: 2024 Committees: None
Mr. Blaser became our President, CEO, and a director in May 2024. Mr. Blaser previously served as Executive Vice President, Diagnostic Products of Abbott Laboratories, a global medical device company, from 2012 to June 2019, where he oversaw the company’s global diagnostics organization, including its core laboratory, point of care, rapid diagnostics and molecular diagnostics businesses. Prior to that role, Mr. Blaser served in various strategic, operational and diagnostic roles at Abbott Laboratories, since joining the company in 2004. Previously, he served in various leadership positions in operations, finance and engineering at the Ortho Clinical Diagnostics™ (“Ortho”) division of Johnson & Johnson, Eastman Kodak and General Motors. Mr. Blaser served on the board of directors of Quanterix Corp., a life sciences company, from 2023 to 2024. He also previously served on the board of directors of Meridian Bioscience Inc. and as senior advisor to McKinsey & Company. He currently serves as a member of the Board of Trustees of the University of Dayton and as the chair of the AdvaMedDx Division Board of Directors. Mr. Blaser received his M.B.A. with a Finance concentration from the Rochester Institute of Technology and his B.Sc. in Mechanical Engineering Technology from the University of Dayton.
Mr. Blaser brings extensive diagnostics and senior leadership experience through his 15 years at Abbott Laboratories and his tenure at Ortho. He also has substantial governance experience through his service on the boards of directors of other public companies.
Other Current Public Company Directorships: None
Prior Public Company Directorships Within the Past 5 Years: Quanterix Corp. until 2024

QuidelOrtho	10	2026 Proxy Statement

Table of Contents	Proposal One

Kenneth F. Buechler, Ph.D. CHAIR OF THE BOARD INDEPENDENT Age: 72 Director Since: 2007 Committees: Nominating and Governance Committee and Science and Technology Committee (Chair)
Dr. Buechler has served as the Chair of the Board since December 2022, and from August 2015 to May 2022. He previously served as the Lead Independent Director from May 2022 to December 2022. Dr. Buechler co-founded Biosite Inc. and held various roles there from 1988 until its acquisition by Alere Inc. in 2007, including serving as a director, President and Chief Scientific Officer, Senior Vice President, Research and Development, and Vice President, Research and Director of Chemistry. Prior to co-founding Biosite, Dr. Buechler was a senior research scientist for the diagnostics research and development group at Hybritech Inc. Dr. Buechler currently serves as a director of TriVirum, Inc. He previously served as chair of the board of directors of Sequenom Inc., a life sciences company, until its acquisition in September 2016, on the board of directors of Astute Medical Inc., a company that develops biomarkers for acute medical conditions, until its acquisition in April 2018, and on the board of directors of Edico Genome Inc., a DNA sequencing technology company, until its acquisition in May 2018. Dr. Buechler received his Ph.D. in Biochemistry and his bachelor’s degree in Chemistry from Indiana University.
Dr. Buechler brings extensive experience in the field of diagnostics as a scientist and through his founding of Biosite Inc. He also has extensive executive leadership and governance experience through his service on the boards of directors of other companies.
Other Current Public Company Directorships: None
Prior Public Company Directorships Within the Past 5 Years: None

QuidelOrtho	11	2026 Proxy Statement

Proposal One	Table of Contents

John R. Chiminski INDEPENDENT Age: 62 Director Since: 2024 Committees: Audit Committee and Science and Technology Committee
Mr. Chiminski most recently served as the Executive Chair of Catalent, Inc., a global contract development and manufacturing organization, from July 2022 to June 2023, and previously served as its President and Chief Executive Officer from March 2009 to July 2022. He joined Catalent after more than 20 years of experience at GE Healthcare in engineering, operations, and senior leadership roles. From 2007 to 2009, Mr. Chiminski was President and Chief Executive Officer of GE Medical Diagnostics. From 2005 to 2007, he served as Vice President and General Manager of GE Healthcare’s Global Magnetic Resonance Business, and from 2001 to 2005, as Vice President and General Manager of Global Healthcare Services. Earlier at GE, he held various cross-functional leadership positions in both manufacturing and engineering. Mr. Chiminski currently serves as a director of Radiology Partners, Inc., a company that provides technology-enabled radiology services. Mr. Chiminski holds a B.S. from Michigan State University and an M.S. from Purdue University, both in electrical engineering, as well as a Master’s degree in Management from the Kellogg School of Management at Northwestern University.
Mr. Chiminski brings substantial executive leadership experience through his former roles as President and Chief Executive Officer of Catalent, Inc. from 2009 to 2022 and GE Medical Diagnostics from 2007 to 2009. He has extensive industry expertise through his service in various senior leadership roles at GE Healthcare and has significant experience serving on the boards of directors of various public companies.
Other Current Public Company Directorships: None
Prior Public Company Directorships Within the Past 5 Years:
•Catalent, Inc. until 2023
•PhenomeX Inc. until 2023

QuidelOrtho	12	2026 Proxy Statement

Table of Contents	Proposal One

Evelyn S. Dilsaver INDEPENDENT Age: 70 Director Since: 2022 Committees: Audit Committee
Ms. Dilsaver previously served as President and Chief Executive Officer of Charles Schwab Investment Management, the mutual fund arm of The Charles Schwab Corporation, from 2004 to 2007. Prior to that, Ms. Dilsaver served in various leadership roles at The Charles Schwab Corporation for more than 16 years beginning in 1991, including as Executive Vice President and Senior Vice President, Asset Management Products and Services of Charles Schwab Investment Management. Ms. Dilsaver also serves as a director of Bailard Private Real Estate Fund, a private company, and as an advisory board member at Protiviti Inc. Ms. Dilsaver received her B.A. in Accounting from California State University-Hayward, School of Business and Economics and participated in the Stanford Graduate School of Business, Senior Executive Program.
Ms. Dilsaver has extensive executive leadership experience through her former role as President and Chief Executive Officer of Charles Schwab Investment Management, as well as various senior executive leadership roles at the Charles Schwab Corporation spanning over 16 years. Ms. Dilsaver brings extensive background and knowledge across both the financial and healthcare industries, as well as significant experience serving on the boards of directors of various public companies, including serving as a director and chair of the audit committee of Ortho until May 2022.
Other Current Public Company Directorships:
•Tempur Sealy International Inc. - Audit Committee (chair) and Nominating and Corporate Governance Committee
•Health Equity, Inc. – Nominating and Corporate Governance Committee (chair)
•PACS Group - Nominating and Corporate Governance Committee (chair), Audit Committee and Compensation Committee
Prior Public Company Directorships Within the Past 5 Years: Ortho until May 2022 – Audit Committee (chair)

QuidelOrtho	13	2026 Proxy Statement

Proposal One	Table of Contents

R. Scott Huennekens INDEPENDENT Age: 61 Director Since: 2024 Committees: Compensation Committee and Nominating and Corporate Governance Committee
Mr. Huennekens most recently served as Interim President and Chief Executive Officer of Hyperfine, Inc., a medical technology company, from July 2022 to October 2022. Prior to this role, he served as the President, Chief Executive Officer and chair of the board of directors of Verb Surgical, Inc. from August 2015 to January 2019. Prior to joining Verb Surgical, Mr. Huennekens was President, Chief Executive Officer and a board member of Volcano Corporation from March 2002 to February 2015. Mr. Huennekens currently serves as chair of the board of directors of Envista Holdings Corporation and as a director of NeuroPace Inc. He was previously on the boards of directors of Acutus Medical, Inc., NuVasive, Inc., Reva Medical, Inc., ViewRay, Inc., EndoChoice Holdings, Bellerophon Therapeutics Inc. and Hyperfine, Inc. Mr. Huennekens holds a B.S. in Business Administration from the University of Southern California and an M.B.A. from Harvard Business School.
Mr. Huennekens has more than 20 years of executive leadership experience, including through his former roles as President and Chief Executive Officer of Hyperfine, Inc. from July 2022 to October 2022, Verb Surgical, Inc. from August 2015 to January 2019 and Volcano Corporation from 2002 to 2015. He also brings significant experience serving on the boards of directors of various public companies.
Other Current Public Company Directorships:
•Envista Holdings Corporation - Audit Committee and Nominating and Governance Committee
•NeuroPace Inc. - Audit Committee
Prior Public Company Directorships Within the Past 5 Years:
•Acutus Medical, Inc. until January 2024
•Hyperfine, Inc. until May 2025

QuidelOrtho	14	2026 Proxy Statement

Table of Contents	Proposal One

Edward L. Michael INDEPENDENT Age: 69 Director Since: 2018 Committees: Compensation Committee (Chair) and Science and Technology Committee
Mr. Michael is the Managing Partner of LionBird Ventures, a venture capital firm he co-founded in 2012, which focuses on investing in digital health and business services companies. For nearly 27 years, Mr. Michael held a variety of roles at Abbott Laboratories, including most recently as Executive Vice President, Diagnostic Products and previously in legal, commercial and operational roles in various Abbott divisions. Mr. Michael currently serves on the boards of directors of certain private LionBird portfolio companies. Mr. Michael received his B.A. from Indiana University and a J.D. from Indiana University School of Law.
Mr. Michael brings substantial experience in the diagnostics industry and understanding of technology utilized by the Company through his executive leadership positions at Abbott Laboratories.
Other Current Public Company Directorships: None
Prior Public Company Directorships Within the Past 5 Years: None

QuidelOrtho	15	2026 Proxy Statement

Proposal One	Table of Contents

Mary Lake Polan, M.D., Ph.D., M.P.H. INDEPENDENT Age: 82 Director Since: 1993 Committees: Compensation Committee and Science and Technology Committee
Dr. Polan served as an Adjunct Professor in the Department of Obstetrics and Gynecology at Columbia University School of Medicine from 2007 to 2014. She rejoined the Department of Obstetrics and Gynecology at Yale University School of Medicine as a Professor of Clinical Obstetrics, Gynecology and Reproductive Sciences in 2015. Dr. Polan previously served as a Professor and Chair Emerita of the Department of Gynecology and Obstetrics at Stanford University School of Medicine from 1990 to 2005, and before that served on the faculty at Yale University. Dr. Polan received a B.A. degree from Connecticut College, a Ph.D. in Molecular Biophysics and Biochemistry and an M.D. from Yale University School of Medicine and her M.P.H. from the University of California, Berkeley. Dr. Polan remained at Yale New Haven Hospital for her residency in Obstetrics and Gynecology, followed by a Reproductive Endocrine Fellowship. Dr. Polan also serves as a director at the following private companies: NX Prenatal Inc., Or-Genix Therapeutics, Inc., Residents Diagnostics, Inc., MiraDx, Inc. and FABBiopharma, Inc.
Dr. Polan is a prominent medical clinician, researcher and academician. She has extensive experience in the area of women’s health, which is an important area for us. As a medical doctor and practicing gynecologist, Dr. Polan brings an important practicing physician perspective in evaluating and overseeing the Company’s performance and strategic direction. She also has extensive governance experience through her service on the boards of directors of other companies.
Other Current Public Company Directorships: None
Prior Public Company Directorships Within the Past 5 Years: ChemBio Diagnostics until 2021

QuidelOrtho	16	2026 Proxy Statement

Table of Contents	Proposal One

Ann D. Rhoads INDEPENDENT Age: 60 Director Since: 2020 Committees: Audit Committee (Chair)
Ms. Rhoads most recently served as Chief Financial Officer of Forty Seven, Inc., a formerly publicly-traded biotechnology company, from March 2018 to June 2020. Previously, Ms. Rhoads was the Executive Vice President and Chief Financial Officer of Zogenix, Inc., a formerly publicly-traded pharmaceutical company, from 2010 to January 2017. From 2000 to the end of 2009, Ms. Rhoads served as the Chief Financial Officer of Premier, Inc., a healthcare supply management company. From 1998 to 2000, she was the Vice President, Strategic Initiatives at Premier, Inc., and from 1993 to 1998, she was an investment professional with The Sprout Group, an institutional venture capital firm. Ms. Rhoads holds a B.S. in Finance from the University of Arkansas and an M.B.A. from Harvard Business School.
Ms. Rhoads has a strong financial background as a former Chief Financial Officer of Forty Seven, Inc., Zogenix, Inc. and Premier, Inc. Ms. Rhoads is an audit committee financial expert as a result of her prior experience as Chief Financial Officer and as a board member and chair of the audit committee of other U.S. public companies. She also has extensive executive leadership and governance experience through her service on the boards of directors of other companies.
Other Current Public Company Directorships: Globus Medical Inc. – Audit Committee (chair) and Nominating and Corporate Governance Committee
Prior Public Company Directorships Within the Past 5 Years:
•iTeos Therapeutics until August 2025 – Audit Committee (chair), Compensation Committee and Nominating and Corporate Governance Committee
•Repare Therapeutics until January 2026 – Audit Committee (chair) and Nominating and Corporate Governance Committee

QuidelOrtho	17	2026 Proxy Statement

Proposal One	Table of Contents

Kenneth J. Widder, M.D. INDEPENDENT Age: 73 Director Since: 2014 Committees: Nominating and Governance Committee (Chair) and Science and Technology Committee
Dr. Widder has more than 30 years of experience working with biomedical companies. Dr. Widder previously served as the Executive Chair of OrphoMed Inc., a clinical-stage biopharmaceutical company, from 2017 to 2022, and was a founder, chair and Chief Executive Officer of Sydnexis, Inc., a private company developing low dose atropine for the treatment of myopia progression in children, from 2017 to 2022. Dr. Widder was a General Partner with LVP Life Science Ventures, a venture capital company for biotechnology and medical device start-ups, from 2007 to 2016. Dr. Widder holds an M.D. from Northwestern University and trained in pathology at Duke University.
Dr. Widder has more than 30 years of experience leading and investing in biomedical companies. Dr. Widder also has a strong governance background through his service on the boards of directors of several other companies. As a medical doctor trained in pathology, Dr. Widder also provides valuable insight into the Company’s research pipeline, strategic direction and marketing position from the perspectives of both an executive and a physician.
Other Current Public Company Directorships: Personalis, Inc. – Audit Committee and Nominating and Corporate Governance Committee
Prior Public Company Directorships Within the Past 5 Years: Evoke Pharma, Inc. until December 2025

QuidelOrtho	18	2026 Proxy Statement

Table of Contents	Proposal One

Joseph D. Wilkins Jr. INDEPENDENT Age: 64 Director Since: 2021 Committees: Compensation Committee and Nominating and Governance Committee
Mr. Wilkins currently serves as senior advisor for THEO Transformation Advisory, an advisory group, and has served in this position since October 2022. Previously, Mr. Wilkins served as Senior Vice President and Chief Transformation and Innovation Officer for Atlantic Health System, an integrated healthcare delivery system, from October 2016 to October 2018. Mr. Wilkins previously led commercial operations teams at Quest Diagnostics. He also held various executive leadership roles at Danaher-Beckman Coulter for approximately 28 years. Mr. Wilkins serves on the board of directors of Providence Health and Services, one of the nation’s largest healthcare systems, and the board of TGR Foundation, founded by Tiger Woods. Mr. Wilkins earned a B.A. and an M.B.A. in healthcare finance from Argosy University, is board-certified in healthcare management and serves as a Fellow of the American College of Healthcare Executives.
Mr. Wilkins has more than 40 years of experience in the diagnostics and healthcare industry, including roles at healthcare consulting firms, an integrated healthcare delivery system company, and in venture capital.
Other Current Public Company Directorships: None
Prior Public Company Directorships Within the Past 5 Years: None

Vote Required and Board Recommendation
Election of each of the director nominees requires the affirmative vote of a plurality of the votes cast by the shares present virtually or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. Broker non-votes, if any, and votes withheld will have no effect on the outcome of this proposal.

VOTE The Board recommends that stockholders vote “FOR ALL” director nominees set forth above.

QuidelOrtho	19	2026 Proxy Statement

Corporate Governance
Board Leadership Structure
Our Corporate Governance Guidelines provide the Board with the flexibility in allocating the responsibilities of the offices of the Chair of the Board and the CEO, and to determine whether the positions should be held by one or two individual(s), and if two, whether the Chair should be independent. In the event that the positions of the Chair and CEO are held by the same person, or if the Chair is not otherwise independent, the independent members of the Board will elect an independent director to serve as the Lead Independent Director in accordance with the Company’s Lead Independent Director charter. We believe this provides the Board with flexibility to determine the structure that is in the best interests of the Company and its stockholders across a range of situations at that time. The Board has determined that the roles of Chair and CEO should be separate at this time as this structure enables our Chair to maintain responsibility for coordinating Board activities, including the scheduling of meetings and executive sessions of the non-employee directors and managing the relevant agenda items in each case (taking into consideration suggestions from other Board members), and our CEO to focus on leading and managing the Company.
Dr. Buechler served as Chair of the board of directors of Quidel™ Corporation (“Quidel”) from 2015 to May 2022 and has been serving as non-executive, independent Chair of QuidelOrtho’s Board since December 2022. The Board appointed Mr. Blaser as our President and CEO, and as a director, effective May 2024. As both a director and CEO, Mr. Blaser serves as an effective bridge between the Board and management to execute on the Company’s business strategies. The Board believes this leadership structure enhances the Board’s oversight of and independence from our management and the ability of the Board to carry out its roles and responsibilities on behalf of our stockholders. The Board also believes that its approach for overseeing risk, as described below, would be effective under a variety of leadership frameworks. Accordingly, the Board’s risk oversight function did not significantly impact its selection of the current leadership structure.
Risk Oversight
We take a comprehensive approach to risk management. We believe risk can arise in every decision and action taken by the Company, whether strategic or operational. We, therefore, seek to include risk management principles throughout our management processes and in the responsibilities of employees across the organization. Our comprehensive approach is reflected in the reporting processes, pursuant to which our management endeavors to provide timely and comprehensive information to the Board to support the Board’s role in oversight, approval and decision-making.
The Board evaluates the information it receives from management and provides oversight and guidance to our management team concerning the assessment and management of risk. The Board approves the Company’s high-level operating objectives, goals, strategies and policies to set the tone and direction for appropriate risk taking within the business. The Board and its committees then emphasize this tone and direction in their oversight of management’s implementation of the Company’s operating objectives, goals, strategies and policies.
Our senior executives provide the Board and its committees with regular updates about the Company’s strategies and objectives and the risks inherent within them at Board and committee meetings and in regular reports. Board and committee meetings also provide a venue for directors to discuss issues with management. The Board and its committees call special meetings when necessary to address specific issues or take specific actions. In addition, our directors have access to Company management at all levels to discuss any matters of interest, including those related to risk. Those members of management most knowledgeable about the issues often attend Board meetings at the invitation of the Board to provide additional insight into items being discussed, including risk exposures.

QuidelOrtho	20	2026 Proxy Statement

Table of Contents	Corporate Governance
The Board has delegated oversight of matters involving certain specific areas of risk exposure to, and within the purview of, each of its four standing committees. Each committee generally reports to the Board at regularly scheduled Board meetings, and more frequently if appropriate, with respect to matters and risks for which such committee provides oversight. The specific responsibilities of each of the Board committees, including with respect to risk oversight, are more fully described below in the “—Audit Committee,” “—Compensation Committee,” “—Nominating and Governance Committee” and “—Science and Technology Committee” sections.
Board Meetings, Committees of the Board and Related Matters
The Board has a standing Audit Committee, Compensation Committee (the “Compensation Committee”), Nominating and Governance Committee and Science and Technology Committee (the “Science and Technology Committee”). The Board held 4 meetings, excluding committee meetings, during the year ended December 28, 2025. During the year ended December 28, 2025, all current directors attended at least 75% of all meetings of the Board and its committees, if any, on which they served during the period in which they were on the Board or committee. On average, current directors attended greater than 96% of all Board and committee meetings in 2025.
Information about our Board committees and membership is as follows:

Committee
Director Name	Audit	Compensation	Nominating and Governance	Science and Technology

Brian J. Blaser
Kenneth F. Buechler, Ph.D.			✓	Chair
John R. Chiminski	✓			✓
Evelyn S. Dilsaver	✓
R. Scott Huennekens		✓	✓
Edward L. Michael		Chair		✓
Mary Lake Polan, M.D., Ph.D., M.P.H.		✓		✓
Ann D. Rhoads	Chair
Matthew W. Strobeck, Ph.D.(1)	✓			✓
Kenneth J. Widder, M.D.			Chair	✓
Joseph D. Wilkins Jr.		✓	✓
Number of Committee Meetings Held in 2025:	9	5	4	4
✓ = Committee Member     Chair = Committee Chair
1.On January 30, 2026, Dr. Strobeck notified the Board of his decision not to stand for re-election at the Annual Meeting. Dr. Strobeck will continue to serve on the Board and the Audit Committee and Science and Technology Committee until the Annual Meeting.

QuidelOrtho	21	2026 Proxy Statement

Corporate Governance	Table of Contents
Director Independence
The Board has determined that each of our current directors, with the exception of Mr. Blaser, is independent as defined by The Nasdaq Stock Market LLC (“Nasdaq”) listing rules. Mr. Blaser, who serves as our President and CEO, is not considered to be independent because of his employment with us. The Board has also determined that each of the directors who currently serves on the Audit Committee, Compensation Committee and Nominating and Governance Committee is “independent” for purposes of the Nasdaq listing rules and under our Corporate Governance Guidelines, which is accessible on our website at www.quidelortho.com. The Board has also determined that each of the directors currently serving on the Audit Committee and the Compensation Committee satisfies the heightened independence standards for audit committees and compensation committees, as applicable, established by the SEC and Nasdaq listing rules, including that the directors who serve on the Compensation Committee are “non-employee directors” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Qualifications and Characteristics for Directors
The Board and the Nominating and Governance Committee work together on a periodic basis to determine the appropriate characteristics, skills and experience necessary for the Board as a whole and for its individual members. The Nominating and Governance Committee, in recommending director candidates for election to the Board, and the Board, in nominating director candidates, will consider candidates who have a high level of personal and professional integrity, strong ethics and values and the ability to make reasoned business judgments. As described in our Corporate Governance Guidelines, in evaluating the suitability of individual Board members, the Board considers candidates holistically through a merit-based process. The Board is particularly interested in the following attributes:
•experience at a policy-making level;
•strategic thinking;
•depth of understanding of the Company’s industry, including relevant technology;
•leadership;
•objectivity;
•a general understanding of marketing, finance and other disciplines relevant to the success of a publicly-traded company and sound principles of corporate governance in today’s business environment;
•background and professional expertise;
•other factors that promote a diversity of views and experience (for example, with respect to director gender and diversity, among our director nominees, three directors identified themselves as female, one director identified himself as African American or Black and one director identified herself as Asian); and
•independence and whether there are potential conflicts of interest with the candidate’s other personal and professional pursuits.
The Board evaluates each individual in the context of Board functions as a whole and in light of the then-current needs of the Board, with the objective of recruiting and proposing a slate of directors that can help drive the Company’s success and effectively represent stockholder interests through the exercise of sound and independent judgment, and leveraging its breadth of perspectives and experience.
We believe the director nominees represent a desirable mix of viewpoints, backgrounds, skills and experiences, and they all share the personal attributes of effective directors, which are described above. The Nominating and Governance Committee assesses its effectiveness in balancing these considerations in connection with its annual evaluation of the composition of the Board.

QuidelOrtho	22	2026 Proxy Statement

Table of Contents	Corporate Governance
The following chart illustrates the diverse set of viewpoints, skills, expertise and backgrounds represented by our director nominees and considered by the Board in connection with the director nomination process (though it does not encompass all viewpoints, skills, expertise and backgrounds of our director nominees):

Skills and Expertise	Blaser	Buechler	Chiminski	Dilsaver	Huennekens	Michael	Polan	Rhoads	Widder	Wilkins

Strategy and Strategic Planning, including Profitable Growth Strategies	●	●	●	●	●	●		●	●	●
Operations, including Operational Efficiency and Cost Discipline	●	●	●	●	●	●		●	●	●
Sales and Marketing	●	●	●	●	●	●				●
M&A	●	●	●	●	●	●		●	●	●
Financial Expertise and Acumen	●	●	●	●	●	●		●	●	●
Research and Development	●	●	●			●	●		●
International Operations, including Geopolitical Issues	●		●		●	●	●	●		●
Regulatory and Compliance, including Quality and Environmental	●	●	●	●		●			●
Information Technology, including Artificial Intelligence	●			●		●		●		●
Cybersecurity and Data Privacy	●	●				●		●		●
Human Capital Management	●	●	●	●	●	●		●		●
Corporate Governance	●	●	●	●	●	●		●	●	●
Sustainability	●		●	●						●
Risk Management	●	●	●	●		●		●		●
Experiences

CEO Leadership	●		●	●	●		●		●
CFO Leadership				●				●
Other Senior Management Leadership	●	●	●	●	●	●		●	●	●
Significant Technical, Advisory or Business Experience in Medical Diagnostics, including with Suppliers or Customers	●	●				●				●
Public Company Board Experience (other than on QuidelOrtho’s Board)	●	●	●	●	●		●	●	●

QuidelOrtho	23	2026 Proxy Statement

Corporate Governance	Table of Contents
Director Time Commitments
While Board members benefit from service on the boards of other companies and such service is encouraged, under the Corporate Governance Guidelines, directors are expected to limit the number of other boards on which they serve so as not to interfere with their service as a director of the Company. In this regard, the Company has adopted specific limits on the number of other public company boards upon which a director may serve. Generally, directors may not serve on the boards of more than four public companies (including the Company’s Board). A director who serves as a chief executive officer or an executive officer of a public company may not serve on the boards of more than two public companies (including the Company’s Board), and a director who serves as Chair of the Board may not serve on the boards of more than three public companies (including the Company’s Board). As part of the annual director nomination process, the Nominating and Governance Committee considers directors’ adherence to these expectations, and directors are required to notify and consult with the Nominating and Governance Committee before accepting a seat on the board of another for-profit organization.
Audit Committee
Members: Ann D. Rhoads (Chair), John R. Chiminski, Evelyn S. Dilsaver and Matthew W. Strobeck, Ph.D.
The Audit Committee is responsible for assisting the Board in overseeing our accounting and financial reporting processes and the audits of our financial statements. In addition, the Audit Committee assists the Board in its oversight of our compliance with legal and regulatory requirements. Under the Audit Committee’s written charter, the specific duties of the committee include, among others: oversight of the design and functioning of internal accounting, financial and disclosure controls; oversight of the appointment, retention and, when appropriate, termination of the independent registered public accounting firm; review of the independent registered public accounting firm’s qualifications and independence; oversight of the Company’s internal audit function; monitoring and evaluating the performance of the independent registered public accounting firm; overseeing the Company’s compliance with legal and regulatory requirements; and reviewing, setting policy and evaluating the effectiveness of the Company’s processes for assessing significant risk exposures and measures that management has taken to minimize such risks, including risks related to the Company’s financial statements and financial reporting process, compliance and information technology and cybersecurity. The Audit Committee has the power to conduct or authorize investigations into any matters within its scope of responsibilities. The Audit Committee also has full authority and unrestricted access to the resources, information and personnel necessary to achieve its mission and functions.
The Audit Committee has been established in accordance with applicable Nasdaq and SEC rules and regulations. The Board has determined that all members of the Audit Committee are “financially literate” under Nasdaq listing rules. The Board has also determined that Ms. Rhoads qualifies as an “audit committee financial expert” within the meaning of the SEC’s rules and regulations. Information about Ms. Rhoads’ past business and educational experience is included in the “—Qualifications and Characteristics for Directors” and “Election of Directors Proposal—Biographical Information” sections.
Audit Committee Report
The Audit Committee oversees our financial reporting process on behalf of the Board. Management has the responsibility for preparing the Consolidated Financial Statements and for the reporting process, including the Company’s systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 28, 2025 with management, including a discussion of the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the Consolidated Financial Statements.

QuidelOrtho	24	2026 Proxy Statement

Table of Contents	Corporate Governance
The Audit Committee discussed and reviewed with KPMG, our independent registered public accounting firm for the fiscal year ended December 28, 2025, all matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee met with KPMG to discuss the overall scope and plans for KPMG’s audit, the results of its examinations, its evaluations of our internal controls and the overall quality of our accounting and financial reporting. The Audit Committee also discussed with KPMG its judgments as to the substance and clarity, not just the acceptability, of our accounting principles and financial statement disclosures. The Audit Committee also considered whether KPMG’s provision of non-audit services to us was compatible with KPMG’s independence.
The Audit Committee also reviewed management’s report on its assessment of the effectiveness of our internal control over financial reporting and KPMG’s report on the effectiveness of our internal control over financial reporting.
The Audit Committee received from KPMG the written disclosures and the letter regarding KPMG’s communications with the Audit Committee concerning its independence, as required by the applicable requirements of the PCAOB, and discussed with KPMG any relationships that may impact its objectivity and independence, and satisfied itself as to KPMG’s independence.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board approved) that the audited Consolidated Financial Statements be included in the Company’s Annual Report on Form 10-K for the year ended December 28, 2025 for filing with the SEC.
Audit Committee
Ann D. Rhoads (Chair)
John R. Chiminski
Evelyn S. Dilsaver
Matthew W. Strobeck, Ph.D.
Independent Registered Public Accounting Firm
The Audit Committee appointed KPMG to serve as our independent registered public accounting firm for the fiscal year ended December 28, 2025. KPMG has served as our independent registered public accounting firm since February 2025, and Ernst & Young LLP (“Ernst & Young”) served as our independent registered public accounting firm from 2002 to February 2025. The Company did not pay KPMG any fees in connection with the audit of its Consolidated Financial Statements for the fiscal year ended December 29, 2024.
Set forth below are the aggregate fees paid by the Company to its current independent registered accounting firm, KPMG, and its former independent registered public accounting firm, Ernst & Young, for audit and other professional services rendered for the fiscal years ended 2025 and 2024.

	Fiscal Year Ended
(In millions)	December 28, 2025	December 29, 2024

Audit fees(1)	$6.0	$10.9
Audit-related fees	—	—
Tax fees(2)	—	0.1
All other fees	—	—
Total fees	$6.0	$11.0
1.Audit fees represent fees for professional services provided in connection with the audit of our Consolidated Financial Statements, review of our quarterly Consolidated Financial Statements, audit of our compliance under Section 404 of the Sarbanes-Oxley Act of 2002, accounting consultations, and audit services that are normally provided by independent auditors in connection with statutory and regulatory filings or engagements.
2.For fiscal year 2024, tax fees primarily consisted of tax compliance, tax advice and tax planning fees.

QuidelOrtho	25	2026 Proxy Statement

Corporate Governance	Table of Contents
Change in Independent Registered Public Accounting Firm
Under the supervision of the Audit Committee, management conducted a competitive selection process to determine the Company’s independent registered public accounting firm for the fiscal year ended December 28, 2025. The Company invited several public accounting firms to participate in this process, including Ernst & Young, the Company’s independent registered public accounting firm for the fiscal year ended December 29, 2024. As a result of this process, on February 28, 2025, the Audit Committee approved the appointment of KPMG as the Company’s independent registered public accounting firm for the fiscal year ended December 28, 2025. This action effectively dismissed Ernst & Young as the Company’s independent registered public accounting firm, effective as of February 28, 2025.
The audit report of Ernst & Young on the Company’s Consolidated Financial Statements as of and for the fiscal years ended December 29, 2024 and December 31, 2023 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.
During the Company’s fiscal years ended December 29, 2024 and December 31, 2023 and subsequent interim period through February 28, 2025, there were no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and Ernst & Young on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young, would have caused Ernst & Young to make reference to the subject matter of the disagreement in their reports on the financial statements for such years.
During the Company’s fiscal years ended December 29, 2024 and December 31, 2023 and subsequent interim period through February 28, 2025, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K), except for the adverse opinion on the effectiveness of the Company’s internal control over financial reporting included in Ernst & Young’s report on the Company’s internal control over financial reporting, dated February 27, 2025. Ernst & Young’s report noted that the Company identified material weaknesses related to (1) revenue, accounts receivable and accrued rebates due to undue reliance on information generated from certain software solutions and design and operating deficiencies related to management review controls, and (2) insufficient controls over the evaluation of all available evidence to assess realizability of deferred tax assets. In addition, during the period ended December 29, 2024, the Company also identified an interim material weakness relating to the design and operating effectiveness of management’s review controls over certain key assumptions that were utilized to determine fair value of reporting units in the Company’s interim goodwill impairment assessment conducted in the first quarter of 2024. In the fourth quarter of 2024, the Company conducted its annual goodwill impairment assessment for all reporting units and concluded that this interim material weakness was fully remediated as of December 29, 2024.
In accordance with Item 304(a)(3) of Regulation S-K, the Company provided Ernst & Young with a copy of the foregoing disclosures and requested that Ernst & Young furnish the Company with a letter addressed to the SEC stating whether Ernst & Young agrees with such disclosures. A copy of Ernst & Young’s letter, dated March 3, 2025, is filed as Exhibit 16.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 4, 2025.
During the Company’s fiscal years ended December 29, 2024 and December 31, 2023 and subsequent interim period through February 28, 2025, neither the Company, nor any party on behalf of the Company, consulted with KPMG with respect to either (1) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company by KPMG that KPMG concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue, or (2) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K).

QuidelOrtho	26	2026 Proxy Statement

Table of Contents	Corporate Governance
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services
The Audit Committee is responsible for appointing, retaining, determining funding for, and overseeing the work of our independent registered public accounting firm. The Audit Committee has adopted an Audit and Non-Audit Services Pre-Approval Policy, which requires the Audit Committee to review and pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. Such pre-approvals are generally subject to specific guidelines based on the particular service or category of services and a specific budget, and in the case of non-audit services, such pre-approvals are also based on the requirements of the International Ethics Standards Board for Accountants. The Audit Committee may also pre-approve audit-related, tax or other services on a case-by-case basis. In assessing requests for services to be provided by our independent registered public accounting firm, the Audit Committee considers whether such services are consistent with the auditor’s independence, whether the independent registered public accounting firm is likely to provide the most effective and efficient services, and whether the services could enhance our ability to manage or control risk or improve audit quality.
All of the audit, audit-related, tax and other fees for services provided by KPMG and Ernst & Young in fiscal years 2025 and 2024, respectively (and as described in the footnotes to the table above), were approved in advance by the Audit Committee pursuant to these procedures.
Review and Approval of Related Party Transactions
The Audit Committee reviews relationships, transactions and arrangements in which (1) the Company was, is or will be a participant, (2) the amount involved exceeds $120,000 and (3) any director, nominee for director, executive officer or beneficial holder of more than 5% of our outstanding common stock, or any immediate family member of any of the foregoing had, has or will have a direct or indirect material interest (such transactions, “Interested Transactions”). Transactions involving compensation for services provided to us as an executive officer or director, among other limited exceptions, are deemed to have standing pre-approval by the Audit Committee. We have written policies and procedures for monitoring and seeking approval in connection with any Interested Transaction. Our legal department assists in monitoring Interested Transactions and the Audit Committee reviews, approves (or disapproves) or ratifies Interested Transactions. In considering whether to approve or ratify an Interested Transaction, the Audit Committee takes into account, among other factors it deems appropriate, whether the Interested Transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party, whether the transaction arose in the ordinary course of business, and the extent of the related person’s interest in the transaction, taking into account the conflicts of interest and corporate opportunity provisions of the Company’s Code of Business Conduct and Ethics. In addition, our written policy provides that no director may participate in the approval of an Interested Transaction for which they are a related party. If a quorum of the Audit Committee members are not disinterested with regard to a specific Interested Transaction, the transaction will be considered by the Board using the procedures set forth in the policy.
Related Party Transactions
There have been no transactions or series of similar transactions since December 30, 2024 or any currently proposed transaction, to which we were or are a party in which:
•the amount involved exceeds $120,000; and
•any of our directors, director nominees or executive officers, beneficial holders of more than 5% of our outstanding common stock or immediate family members of any of the foregoing had or will have a direct or indirect material interest, other than compensation and other arrangements that are described under the “Executive Compensation” section or that were approved by the Compensation Committee.

QuidelOrtho	27	2026 Proxy Statement

Corporate Governance	Table of Contents
Beneficial ownership of securities is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to such securities.
Stockholder Derivative Lawsuits
For a description of stockholder derivative lawsuits involving certain current and former executive officers and members of the Board, refer to Note 13 “Commitments and Contingencies” of our Consolidated Financial Statements in the Annual Report.
Compensation Committee
Members: Edward L. Michael (Chair), R. Scott Huennekens, Mary Lake Polan, M.D., Ph.D., M.P.H. and Joseph D. Wilkins Jr.
The Compensation Committee is responsible for assisting the Board in discharging its oversight responsibilities relating to compensation of our executive officers and directors, including overall compensation structure, policies and programs, and monitoring human capital management matters. Under the Compensation Committee’s written charter, the specific duties of the committee include, among others: overseeing the Company’s overall compensation structure, policies and programs in which the executive officers participate and assessing whether such programs establish appropriate and adequate incentives to attract, develop and retain talent; administering, implementing, interpreting and construing the Company’s incentive compensation and equity-based compensation plans; making recommendations to the Board with respect to the Company’s incentive compensation and equity-based compensation plans that are subject to Board approval; in coordination with the Board Chair, reviewing and approving (or recommending to the Board for review and approval) corporate goals and objectives relevant to the compensation of our CEO, evaluating our CEO’s performance in light of such goals and objectives and determining (or recommending to the Board for determination) our CEO’s compensation level based on such evaluation; overseeing the evaluation process and compensation structure for our other executive officers and determining (or recommending to the Board for determination) the compensation for such executive officers; reviewing and approving (or recommending to the Board for review and approval) employment agreements and severance arrangements for executive officers, including change-in-control plans, agreements or arrangements; in coordination with the Board Chair, overseeing succession planning for our CEO; with the assistance of the Chairs of the Audit, Nominating and Governance, and Science and Technology Committees, overseeing succession planning for positions held by executive officers other than our CEO; overseeing the assessment of the risks related to the Company’s compensation policies and programs applicable to officers and employees; overseeing the administration of the Company’s clawback policies, and reviewing and approving (or recommending to the Board for review and approval) changes in the policies as appropriate; monitoring compliance by executive officers and directors with the Company’s Insider Trading Compliance Policy (the “Insider Trading Policy”) and stock ownership guidelines; reviewing at least annually the compensation and benefits of directors for service on the Board and its committees and recommending any changes therein to the Board; and monitoring key human capital management matters, risks, strategies, policies and practices, including with respect to matters such as employee health and safety, inclusion and belonging, workplace environment and culture and talent development and retention. The Compensation Committee may delegate any of its duties and responsibilities to a subcommittee consisting of not less than two members of the Compensation Committee. The Compensation Committee also has the authority to engage, retain and determine funding for, at our expense and without further approval of the Board, such outside legal counsel, experts, compensation consultants and other advisors as it determines appropriate to assist it in the full performance of its functions.
In reviewing and overseeing our compensation programs and risks related to compensation matters, the Compensation Committee engaged an independent compensation consultant, Compensia, Inc. (“Compensia”), to conduct a risk assessment of the Company’s executive compensation policies and practices. Based on this compensation risk assessment by Compensia as well as their regular review of compensation policies and practices, both management and the Compensation Committee believe that our compensation programs do not create risks that are reasonably likely to have a material adverse effect on the Company.

QuidelOrtho	28	2026 Proxy Statement

Table of Contents	Corporate Governance
Compensation Committee Report
The Compensation Committee has reviewed the “Compensation Discussion and Analysis” in this Proxy Statement and discussed that analysis with management. Based on its review and discussions with management, the Compensation Committee recommended to the Board that the “Compensation Discussion and Analysis” section be included in this Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 28, 2025. This report is provided by the following independent directors, who comprise the Compensation Committee:
Compensation Committee
Edward L. Michael (Chair)
R. Scott Huennekens
Mary Lake Polan, M.D., Ph.D., M.P.H.
Joseph D. Wilkins Jr.
Compensation Committee Interlocks and Insider Participation
Messrs. Michael, Huennekens and Wilkins and Dr. Polan are not current or former officers or employees of ours, and none has a material interest in any transaction that would be required to be disclosed in this Proxy Statement by Item 404 of Regulation S-K. There is no relationship that requires disclosure as a compensation committee interlock for purposes of Item 407(e)(4) of Regulation S-K.
Nominating and Governance Committee
Members: Kenneth J. Widder, M.D. (Chair), Kenneth F. Buechler, Ph.D., R. Scott Huennekens and Joseph D. Wilkins Jr.
The Nominating and Governance Committee is responsible for assisting the Board in identifying qualified individuals to become Board members; recommending to the Board the director nominees to be elected at each annual meeting of stockholders and to fill any vacancies on the Board; recommending to the Board the composition of the Board, its committees and the chairs thereof; monitoring and assessing the effectiveness of the Board; and performing a leadership role in shaping and monitoring our corporate governance, environmental and social policies. Under the Nominating and Governance Committee’s written charter, the specific duties of the committee include, among others: recommending to the Board candidates for appointment to the Board or for election or reelection to the Board at each annual stockholders’ meeting; recommending to the Board candidates to be appointed by the Board as necessary to fill vacancies and newly created directorships; developing and recommending to the Board criteria to identify and evaluate prospective candidates for the Board and periodically reviewing these criteria and recommending changes to the Board as appropriate; identifying, reviewing the qualifications of and recruiting candidates for appointment or election to the Board; overseeing the periodic evaluation of the Board, its committees and the contributions of each incumbent director; monitoring the independence of current directors and nominees; recommending to the Board the appropriate size, structure, composition and functioning of the Board and its committees, as well as candidates for appointment to Board committees and chairpersons thereof; reviewing directorships at other for-profit organizations offered to our directors and executive officers; reviewing notifications by directors of resignations or substantial changes in principal occupation or business association; reviewing Board succession planning; overseeing our corporate governance policies, including our Corporate Governance Guidelines; and overseeing and reviewing the overall adequacy of and risks related to our sustainability strategies, initiatives and policies, as well as communications with employees, investors and other stakeholders of the Company regarding environmental and social matters.

QuidelOrtho	29	2026 Proxy Statement

Corporate Governance	Table of Contents
Science and Technology Committee
Members: Kenneth F. Buechler, Ph.D. (Chair), John R. Chiminski, Edward L. Michael, Mary Lake Polan, M.D., Ph.D., M.P.H., Matthew W. Strobeck, Ph.D. and Kenneth J. Widder, M.D.
The Science and Technology Committee is responsible for assisting the Board in overseeing our innovation, including emerging technologies, new product development, and research and development (“R&D”) and quality and regulatory activities. Under the Science and Technology Committee’s written charter, specific duties of the committee include, among others: reviewing with management and assessing the Company’s key strategy, programs, priorities and organizational structures related to innovation and R&D; reviewing and evaluating the Company’s progress in achieving its long-term strategic R&D goals, objectives and programs; regularly reviewing the Company’s product and development pipeline and the competitiveness of the Company’s technology portfolio and pipeline; reviewing potentially disruptive science and technology trends, opportunities and risks; reviewing significant scientific and technical challenges that the Company may be facing; and reviewing and evaluating the Company’s quality and regulatory compliance programs, or overseeing such review and/or evaluation.
Meetings of Non-Employee Directors
The non-employee members of the Board regularly meet in executive sessions without members of management in attendance.
Director Nominations
The Nominating and Governance Committee regularly assesses the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. The Nominating and Governance Committee utilizes a variety of methods for identifying and evaluating director candidates. Candidates may come to the attention of the Nominating and Governance Committee through current directors, professional search firms, stockholders or other persons. The Nominating and Governance Committee seeks to identify nominees who possess a wide range of experiences, skills, knowledge and areas of expertise and business judgment. Nominees must have the attributes described above in the “—Qualifications and Characteristics for Directors” section.
Once the Nominating and Governance Committee has identified a prospective nominee, the Board and the Nominating and Governance Committee will evaluate the suitability of the prospective nominee holistically through a merit-based process and in the context of the Board functions as a whole and in light of the then-current composition of the Board. The Board and the Nominating and Governance Committee will also consider a variety of other factors, including: the prospective nominee’s experience at a policy-making level; strategic thinking; depth of understanding of the Company’s industry, including relevant technology; leadership; objectivity; general understanding of marketing, finance and other disciplines relevant to the success of a publicly-traded company; sound principles of corporate governance in today’s business environment; and other attributes that would be expected to contribute to an effective Board. The Board and the Nominating and Governance Committee also seek to achieve a broad range of occupational and personal backgrounds on the Board. The Board and the Nominating and Governance Committee evaluate each individual with the objective of recruiting and proposing a slate of directors that can help drive the Company’s success and effectively represent stockholder interests through the exercise of sound and independent judgment, and leveraging its breadth of perspectives and experiences. As part of this vetting process, the Nominating and Governance Committee, as well as other members of the Board and the CEO, may conduct interviews with the candidates. If the Nominating and Governance Committee determines that a potential candidate meets the needs of the Board and has the desired qualifications, it recommends the candidate to the full Board for appointment or nomination and to the stockholders for election at the annual meeting.

QuidelOrtho	30	2026 Proxy Statement

Table of Contents	Corporate Governance
The Nominating and Governance Committee will consider stockholder recommendations for director candidates. A stockholder may propose a person for consideration by the committee by submitting the individual’s name, qualifications and the information required under our Bylaws for nominating a director, as described under the “Meeting and Other Information—Stockholder Proposals and Director Nominations” section, to our Corporate Secretary, QuidelOrtho Corporation, 9975 Summers Ridge Road, San Diego, California 92121. The Nominating and Governance Committee will consider each stockholder-recommended candidate in the same manner and under the same criteria used to evaluate all other candidates.
In addition, stockholders who wish to nominate candidates for election to the Board pursuant to our advance notice Bylaws at any annual meeting must follow the procedures set forth in our Bylaws, including providing timely written notice, in proper form, of the intent to make such a nomination. To be timely, the notice must be received within the time frame discussed below in this Proxy Statement in the “Meeting and Other Information—Stockholder Proposals and Director Nominations” section. To be in proper form, the notice must, among other matters, include the information specified in our Bylaws.
Investor Engagement
The Board and management endeavor to maintain good relationships with our investors. We engage in regular dialogues with investors to discuss, among other things, the Company’s strategy and performance, governance practices, executive and director compensation, sustainability practices, and human capital management. Highlights of our investor engagement efforts during 2025 include participation in 12 investor conferences and large group meetings. In 2025, we held regular meetings or calls with investors, including with the majority of our top 50 stockholders. We value good relations with the Company’s stockholders and understand the importance of effectively communicating the Company’s operational and financial performance as well as its future strategy. The Board and management consider voting results and stockholder feedback and make enhancements to our governance practices as appropriate.
Our stockholders may communicate with the Board, a committee of the Board or an individual director by sending a letter addressed to the Board, a committee or a director, c/o the Corporate Secretary, QuidelOrtho Corporation, 9975 Summers Ridge Road, San Diego, California 92121. All communications will be compiled and reviewed by our Corporate Secretary, who will determine whether the communication is appropriate for presentation to the Board or the particular committee or director. The purpose of this screening is to allow the Board to avoid having to consider irrelevant or inappropriate communications (such as advertisements, solicitations and hostile communications).
Director Attendance at Stockholder Meetings
The Board encourages and expects our directors to attend our annual meetings of stockholders. All of our directors then-serving on the Board attended the 2025 annual meeting of stockholders.
Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics that applies to all of our officers, directors and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. If we make amendments to certain provisions of the code or grant any waivers, including any implicit waivers, to our executive officers and directors, we intend to disclose the nature of such amendment or waiver on our website at www.quidelortho.com or in a Current Report on Form 8-K, within four business days following the date of the amendment or waiver, to the extent required by applicable rules and regulations.

QuidelOrtho	31	2026 Proxy Statement

Corporate Governance	Table of Contents
Insider Trading Policy
We have adopted an Insider Trading Policy and related procedures governing the purchase, sale and other transactions in Company securities by the Company’s directors, officers, employees and temporary workers, as well as the Company itself, that we believe are reasonably designed to promote compliance with insider trading laws, rules and regulations and Nasdaq listing standards.
Access to Corporate Governance Documentation and Other Information Available on Our Website
Our Code of Business Conduct and Ethics, the current charters for each of the Audit, Compensation, Nominating and Governance and Science and Technology Committees and our Corporate Governance Guidelines are accessible via our website at www.quidelortho.com through the “Investor Relations” link under the heading “Governance.”
Sustainability Matters
We published our 2024 Sustainability Report on our website at www.quidelortho.com, which reflects our commitment to promoting sustainable practices and addressing sustainability risks and opportunities. For additional information on our sustainability efforts, refer to our 2024 Sustainability Report.

QuidelOrtho	32	2026 Proxy Statement

Director Compensation
The current compensation and benefits program for non-employee directors is designed to achieve the following goals: compensation should fairly pay directors for work required for a company of our size and scope; compensation should align directors’ interests with the long-term interests of our other stockholders; and the structure of the compensation should be simple, transparent and easy for stockholders to understand. The Director Compensation Table below includes the following compensation elements for 2025: annual cash retainers; deferred compensation program for non-employee directors; and annual equity awards.
Annual Cash Retainers
The Chair of the Board currently receives an annual cash retainer of $150,000. Each of the other non-employee directors receives an annual cash retainer of $75,000. The Chair of each of the Audit Committee, Compensation Committee, Nominating and Governance Committee and Science and Technology Committee currently receives an additional annual cash retainer of $25,000, $20,000, $15,000 and $15,000, respectively. All annual cash retainer fees are pro-rated and paid on a quarterly basis.
Deferred Compensation Program for Non-Employee Directors
In December 2010, the Board adopted a deferred compensation program for non-employee directors that began in 2011. In November 2023, the Compensation Committee adopted the QuidelOrtho Board Deferred Compensation Plan, which documented the deferred compensation program for non-employee directors for administrative purposes and amended the vesting terms for the Covered Fees RSUs (as defined below). Under the Board Deferred Compensation Plan, participating directors may elect on a yearly basis (for the yearly period between the Company’s annual meetings of stockholders) to receive 50% or 100% of the cash value of the director’s (1) annual retainer fee and (2) compensation for service as a Chair of any of the Board’s standing committees (collectively, the “Covered Fees”) in the form of restricted stock units (“RSUs”), which vest quarterly in equal installments on or around the same date the Company makes quarterly cash payments of the Covered Fees to non-participating directors. Participating directors also receive an additional premium on such percentage of the Covered Fees in the form of additional RSUs, which are subject to a one-year vesting requirement (the “Director Premium RSUs”). The additional premium applicable to the Director Premium RSUs is determined based on the length of time of the deferral period (between the grant date and the date the shares of common stock underlying the RSUs are to be issued) selected by the participating director as follows: (1) if one (1) year from the grant date, a premium of 10% on the amount of the Covered Fees deferred; (2) if two (2) years from the grant date, a premium of 20% on the amount of the Covered Fees deferred; or (3) if four (4) years from the grant date, a premium of 30% on the amount of the Covered Fees deferred. The RSUs are currently granted under the Company’s Second Amended and Restated 2018 Equity Incentive Plan (the “2018 Plan”) (or applicable successor plan) on the sixth business day following the date of the applicable annual meeting of stockholders, and the number of shares awarded as RSUs is calculated based on the closing price of our common stock on the grant date.

QuidelOrtho	33	2026 Proxy Statement

Director Compensation	Table of Contents
The non-employee directors listed below made the following elections under the 2025 Board Deferred Compensation Plan and were granted the following amounts of Covered Fees RSUs and Director Premium RSUs.

Name	Amount Deferred (%)	Deferral Period	Covered Fees RSUs (#)	Director Premium RSUs (#)

Kenneth F. Buechler, Ph.D.	100	4 years	5,365	1,609
John R. Chiminski	100	2 years	2,439	487
Evelyn S. Dilsaver	—	N/A	N/A	N/A
R. Scott Huennekens	—	N/A	N/A	N/A
Edward L. Michael	100	2 years	3,089	617
Mary Lake Polan, M.D., Ph.D., M.P.H.	100	4 years	2,439	731
Ann D. Rhoads	50	2 years	1,626	325
Matthew W. Strobeck, Ph.D.	—	N/A	N/A	N/A
Kenneth J. Widder, M.D.	100	4 years	2,926	878
Joseph D. Wilkins Jr.	—	N/A	N/A	N/A
Annual Equity Awards
The Board provides an annual equity award to each non-employee director with a grant date value of $210,000, typically in the form of time-based RSUs. The RSUs are currently granted under the 2018 Plan (or applicable successor plan) on the sixth business day following the date of the applicable annual meeting of stockholders, and the number of shares awarded as RSUs is calculated based on the closing price of our common stock on the grant date. Accordingly, on May 29, 2025, a grant of 6,829 RSUs was made to each non-employee director. The RSUs vest on the first anniversary of the grant date.

QuidelOrtho	34	2026 Proxy Statement

Table of Contents	Director Compensation
Director Compensation Table
The following table sets forth information relating to the compensation of our directors for the fiscal year ended December 28, 2025, other than our CEO who did not receive additional compensation as a director:

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Total ($)

Kenneth F. Buechler, Ph.D.	165,000	259,477	424,477
John R. Chiminski	91,101	224,975	316,076
Evelyn S. Dilsaver	75,000	210,000	285,000
R. Scott Huennekens	91,101	210,000	301,101
Edward L. Michael	95,000	228,973	323,973
Mary Lake Polan, M.D., Ph.D., M.P.H.	75,000	232,478	307,478
Ann D. Rhoads	100,000	219,994	319,994
Matthew W. Strobeck, Ph.D.	75,000	210,000	285,000
Kenneth J. Widder, M.D.	90,000	236,999	326,999
Joseph D. Wilkins Jr.	75,000	210,000	285,000
1.This column reports the amount of Covered Fees, including cash payments or Covered Fees deferred in exchange for RSUs (“Covered Fees RSUs”).
2.This column represents the grant date fair value with respect to the RSUs and Director Premium RSUs granted in 2025. For additional information on the valuation assumptions with respect to the 2025 grants, see the “—Annual Equity Awards” section above and Note 12 of our Consolidated Financial Statements in the Annual Report. At December 28, 2025, the aggregate number of shares of common stock subject to RSUs, including Covered Fees RSUs and Director Premium RSUs, held by each non-employee director was: Dr. Buechler 31,731 shares; Mr. Chiminski 9,755 shares; Ms. Dilsaver 6,829 shares; Mr. Huennekens 6,829 shares; Mr. Michael 16,031 shares; Dr. Polan 20,469 shares; Ms. Rhoads 10,187 shares; Dr. Strobeck 6,829 shares; Dr. Widder 15,832 shares; and Mr. Wilkins Jr. 6,829 shares. At December 28, 2025, the aggregate number of shares of common stock subject to stock options held by each non-employee director was: Dr. Buechler 5,851 shares; Dr. Strobeck 259 shares; and Dr. Widder 5,065 shares.
2026 Director Compensation
Consistent with the Compensation Committee’s annual review of our director compensation program, the Compensation Committee reviewed the amount of compensation paid to our non-employee directors. In connection with its review of our director compensation program, the Compensation Committee engaged Compensia and considered its advice, as well as other information. Upon the conclusion of this process, the Compensation Committee determined and recommended to the Board that there would be no change to director compensation in 2026 from the previous year.

QuidelOrtho	35	2026 Proxy Statement

Director Compensation	Table of Contents
Director Stock Ownership Guidelines
We believe that each director should have a meaningful equity investment in our Company. Our stock ownership guidelines require non-employee directors to retain and hold shares of our common stock equal to five times their respective annual cash retainer. In general, directors have five years from their election or appointment to the Board to comply with the stock ownership guidelines. Directors who were serving on our Board on May 27, 2022, the date of the closing of the business combination of Quidel, Ortho and QuidelOrtho, have until May 27, 2027 to comply with the stock ownership guidelines. All of our directors meet these stock ownership guidelines or are in compliance with the guidelines by retaining shares of common stock until compliance is reached. For additional information on our stock ownership guidelines, see the “Executive Compensation—Compensation Discussion and Analysis—Stock Ownership Guidelines” section.

QuidelOrtho	36	2026 Proxy Statement

Executive Officers
Our current executive officers are Brian J. Blaser, Joseph M. Busky, Lee Bowman, Bryan M. Hanson, Philip D. McLellan, Jonathan P. Siegrist and Nathaniel B. Sisitsky. The ages and positions of our current executive officers are listed below, followed by a discussion of their business experience. There are no family relationships among any of our directors or executive officers.
Brian J. Blaser, age 61, became our President, CEO, and a director in May 2024. Mr. Blaser previously served as Executive Vice President, Diagnostic Products of Abbott Laboratories, a global medical device company, from 2012 to June 2019, where he oversaw the company’s global diagnostics organization, including its core laboratory, point of care, rapid diagnostics and molecular diagnostics businesses. Prior to that role, Mr. Blaser served in various strategic, operational and diagnostic roles at Abbott Laboratories, since joining the company in 2004. Previously, he served in various leadership positions in operations, finance and engineering at the Ortho division of Johnson & Johnson, Eastman Kodak and General Motors. Mr. Blaser served on the board of directors of Quanterix Corp., a life sciences company, from 2023 to 2024. He also previously served on the board of directors of Meridian Bioscience Inc. and as senior advisor to McKinsey & Company. He currently serves as a member of the Board of Trustees of the University of Dayton and as the chair of the AdvaMedDx Division Board of Directors. Mr. Blaser received his M.B.A. with a Finance concentration from the Rochester Institute of Technology and his B.Sc. in Mechanical Engineering Technology from the University of Dayton.
Joseph M. Busky, age 58, became our Chief Financial Officer (“CFO”) in May 2022. Prior to joining us, Mr. Busky served as Chief Financial Officer of Ortho from July 2020 to May 2022 and of Vyaire Medical, Inc., a global medical device company, from 2018 to 2020, as Chief Executive Officer of Qualtek, an infrastructure solutions company, from 2017 to 2018, and as Chief Financial Officer of FDH Velocitel from 2015 to 2017. Prior to 2015, he spent 11 years at Siemens Medical Solutions Diagnostics/Dade Behring Holdings, Inc. in various leadership and finance roles. Mr. Busky received his M.B.A. with a Finance concentration, as well as his B.B.A. in Accounting, from Loyola University. He also holds a C.P.A. certification in Maryland from the American Institute of Certified Public Accountants.
Lee Bowman, age 47, became our Chief Human Resources Officer in August 2024. Prior to joining us, Mr. Bowman served as Senior Vice President and Chief People Officer of RadNet, a diagnostic imaging services company, from May 2022 to November 2023, and as Senior Vice President, Global Human Resources of Edwards Lifesciences, a healthcare technology company, from 2019 to 2022, where he oversaw global human resources operations, organizational effectiveness and innovation. Mr. Bowman received his M.B.A. from San Diego State University and his B.S. in Psychology from Towson University.
Bryan M. Hanson, age 46, became our Executive Vice President (“EVP”), Global Portfolio Management and Marketing in February 2026. From November 2024 to February 2026, Mr. Hanson served as our Senior Vice President (“SVP”), Clinical Labs and Transfusion Medicine, and from October 2023 to November 2024, he served as our President of North America Commercial Operations. Prior to joining us, Mr. Hanson served in various sales, marketing and operational roles with Ortho from June 2014 to May 2022 and at Johnson & Johnson from January 2008 to June 2014. Mr. Hanson received his B.A. in Business Administration from University of North Dakota. He also holds a certificate in strategic marketing management from The Wharton School of the University of Pennsylvania.
Philip D. McLellan, age 57, became our Chief Operations Officer (“COO”) in November 2024. From November 2020 to November 2024, Mr. McLellan served as our SVP of Operations. Prior to joining us, Mr. McLellan led the division operations teams for several different life sciences divisions at Thermo Fisher Scientific for 11 years, including the Laboratory Consumables, Genetic Analysis, and Bioproduction businesses. Prior to that, he had several global automotive manufacturing roles with Toyota Motor Manufacturing for 13 years. Mr. McLellan received his B.S. in Mechanical Engineering from Georgia Institute of Technology.

QuidelOrtho	37	2026 Proxy Statement

Executive Officers	Table of Contents
Jonathan P. Siegrist, age 44, became our EVP of R&D and Chief Technology Officer (“CTO”) in October 2024. Prior to joining us, Dr. Siegrist served in various senior R&D positions during his tenure at Cepheid, a molecular diagnostics company owned by the Danaher corporation, since 2011, including as Chief Technology Officer and Head of Assay R&D from December 2023 to October 2024, as Chief Technology Officer from 2021 to 2023, and as Vice President, Technology & Innovation from 2018 to 2021. In these roles, he was responsible for leading R&D teams to pursue new technologies, assays and systems. Dr. Siegrist received his Ph.D. and Master of Science in Biomedical Engineering from the University of California, Irvine and his B.S. in Electrical Engineering from the University of California, Los Angeles.
Nathaniel B. Sisitsky, age 52, became our Chief Legal Officer (“CLO”) and Corporate Secretary in March 2026. Prior to joining us, Mr. Sisitsky served as Chief Legal Officer and Corporate Secretary at STAAR Surgical Company, a medical device company, from March 2025 to February 2026, and as Senior Vice President, General Counsel and Corporate Secretary from December 2023 to March 2025, where he oversaw legal, compliance and human resources functions. Prior to joining STAAR Surgical, Mr. Sisitsky served as Senior Vice President, General Counsel and Corporate Secretary of NuVasive, Inc., a medical device company, from June 2018 until NuVasive’s merger with Globus Medical in September 2023. Previously, he served as NuVasive’s Vice President and Associate General Counsel, Corporate Affairs, from July 2015 to June 2018. Prior to joining NuVasive, Mr. Sisitsky was Vice President and Associate General Counsel at CareFusion Corporation, a global medical technology company, from 2009 to 2015. From 2004 to 2009, Mr. Sisitsky served as Vice President, Legal - Corporate Finance at American Tower Corporation, a global owner and operator of wireless communication sites. Prior to joining American Tower, Mr. Sisitsky was a Junior Partner in the Corporate Department of Wilmer Cutler Pickering Hale and Dorr. Mr. Sisitsky received his J.D. from New York University School of Law and his B.A. in Political Science and Economics from Emory University.

QuidelOrtho	38	2026 Proxy Statement

Executive Compensation
Compensation Discussion and Analysis
Throughout this Proxy Statement, the individuals who served as our CEO and CFO at any time during fiscal year 2025, as well as the other individuals listed in the Summary Compensation Table below, are referred to as the “Named Executive Officers” or “NEOs.” For 2025, our NEOs are as follows:
•Brian J. Blaser, President and CEO;
•Joseph M. Busky, CFO (plans to retire as of June 30, 2026);
•Michelle A. Hodges, Former CLO (retired as of March 23, 2026);
•Philip D. McLellan, COO; and
•Jonathan P. Siegrist, EVP of R&D and CTO.
Executive Summary
In 2025, we continued to transition from COVID-driven volatility to a more durable, diversified diagnostics business. Our Labs, Immunohematology and Cardiac businesses delivered consistent growth, while cost-savings initiatives drove meaningful margin expansion. As a result, we are well-positioned to generate substantially stronger free cash flow for the full year 2026, which we believe more accurately reflects the earnings power of our business. Among the financial highlights for 2025 were:
•Full year 2025 revenue of $2.73 billion, as reported;
◦Non-respiratory revenue of $2.33 billion, as reported;
◦Respiratory revenue of $402 million, as reported;
•Labs revenue growth of 6%, as reported;
•Flu revenue growth of 3%, as reported;
•GAAP operating expenses, which is comprised of selling, marketing and administrative expenses and R&D expenses, decreased by 5%, driven by our cost-savings initiatives; and
•GAAP net loss margin was (41)%, GAAP operating margin was (34)% and adjusted EBITDA margin was 22%, a 240 basis point improvement.
Adjusted EBITDA margin is not a financial measure prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). For a reconciliation of this non-GAAP financial measure to the most directly comparable GAAP measure, see Appendix A to this Proxy Statement.
We believe that the compensation to our NEOs aligned well with both our performance in 2025 and the objectives of our executive compensation program.

QuidelOrtho	39	2026 Proxy Statement

Executive Compensation	Table of Contents
Overview and Philosophy
The core objectives of our compensation program continue to be to (1) support our mission, strategic imperatives and values by adopting a “pay-for-performance” philosophy that provides incentives to our executive officers and employees that are designed to support this core objective; (2) create stockholder value and align the interests of management with those of our stockholders; and (3) attract, retain and motivate highly qualified and experienced executives. To advance these objectives, our compensation program is designed with the following principles:
•provide an opportunity for the Company to communicate to our executive officers our performance expectations and priorities directly through the selection of financial and other performance measures on which executive compensation is based, and align payouts with achievement of those performance measures;
•align compensation so that management shares in the value created from their efforts and the Company’s compensation expense is correlated to its profitability and stockholder returns;
•balance rewards appropriately between efforts and results;
•offer a competitive total compensation opportunity; and
•provide a significant portion of total compensation paid to our executive officers in equity and dependent upon the achievement of performance goals of the Company.
Our compensation program focuses on both short and long-term performance results of the Company and consists of three key elements: (1) base salaries, which reflect individual positions and responsibilities; (2) annual cash incentive opportunities, which are a function of the short-term performance of the Company and the individuals; and (3) long-term equity incentive opportunities under our equity incentive programs, generally in the form of grants of stock options, time-based RSUs and/or performance-based RSUs, which link the interests of our executive officers with our other stockholders. We may also make special compensation awards, when the Compensation Committee determines appropriate, to recognize changes in responsibilities and outstanding performance. Each of our compensation elements is designed to simultaneously fulfill one or more of our core compensation objectives.
When setting compensation for 2025 and in determining compensation policies, the Compensation Committee continued its engagement of Compensia to advise on the Company’s executive compensation program. The Compensation Committee considered the advice of Compensia and continued to apply the same general compensation principles and philosophy. The Compensation Committee also considered the results of the stockholder advisory vote on executive compensation that took place at the 2024 annual meeting of stockholders. In that vote, which was advisory and not binding, our stockholders approved the compensation of our named executive officers as disclosed in the Proxy Statement for the 2024 annual meeting of stockholders with over 94% of votes cast in favor of the compensation of our named executive officers. In addition, at the 2025 annual meeting of stockholders, our stockholders approved the compensation of our named executive officers as disclosed in the Proxy Statement for the 2025 annual meeting of stockholders with over 90% of votes cast in favor of the compensation of our named executive officers. Such meeting occurred after the Compensation Committee set compensation for 2025, but the Compensation Committee considered such support in establishing compensation for 2026 and determined not to make any material changes directly as a result of such vote.
Administration
The Compensation Committee administers the Company’s executive compensation program and approves (or recommends to the Board for approval) base salaries of all executive officers, including those of the NEOs. The Compensation Committee is responsible for reporting to the Board and administering all other elements of executive compensation, including annual cash bonuses and equity awards.

QuidelOrtho	40	2026 Proxy Statement

Table of Contents	Executive Compensation
Use of Independent Compensation Consultant
The Compensation Committee retains independent compensation consultants, such as Compensia, to assist it in assessing the competitiveness of the NEOs’ compensation. Pursuant to the factors set forth in Item 407 of Regulation S-K of the Exchange Act, the Compensation Committee has reviewed the independence of Compensia and conducted a conflicts of interest assessment (taking into consideration factors specified in the Nasdaq listing standards) and has concluded that Compensia is independent and its work for the Compensation Committee has not raised any conflicts of interest. No other fees were paid to Compensia except fees related to its services to the Compensation Committee.
Compensation Program Design and Key Elements Used to Achieve Compensation Objectives
The Compensation Committee generally reviews our executive compensation practices on an annual basis. As an initial step of this review process, the Compensation Committee, with the support of Compensia and management, reviews the composition of our peer group. The overall purpose of this peer group is to provide a market frame of reference for evaluating our current or proposed compensation arrangements, understanding compensation trends among comparable companies, and reviewing other compensation-related topics that may arise. The companies in our peer group are selected based on various criteria, including revenue and market capitalization. Our 2025 peer group was drawn from publicly-traded biotechnology, healthcare equipment, healthcare technology, healthcare services, healthcare supplies, and life sciences tools and services companies, headquartered in the United States with:
•annual revenue generally between $1.0 billion and $7.1 billion; and
•market capitalization generally between $679.0 million and $10.9 billion.
For 2024 and 2025, the following peer group companies were used for compensation comparisons:
2024 Peer Group:

Align Technology, Inc.	Insulet Corporation
Bio-Rad Laboratories, Inc.	Integra LifeSciences Holdings Corporation
Bruker Corporation	Masimo Corporation
Dentsply Sirona Inc.	Revvity, Inc.
Enovis Corporation	Teladoc Health, Inc.
Envista Holdings Corporation	Teleflex, Inc.
EXACT Sciences Corporation	The Cooper Companies, Inc.
Hologic, Inc.	Waters Corporation
ICU Medical, Inc.	West Pharmaceutical Services, Inc.

QuidelOrtho	41	2026 Proxy Statement

Executive Compensation	Table of Contents
2025 Peer Group:

Bio-Rad Laboratories, Inc.	Integer Holdings Corporation
Bruker Corporation	Integra LifeSciences Holdings Corporation
CONMED Corporation	Masimo Corporation
Dentsply Sirona Inc.	Omnicell, Inc.
Enovis Corporation	RadNet, Inc.
Envista Holdings Corporation	Sotera Health Company
Evolent Health, Inc.	Teladoc Health, Inc.
Exact Sciences Corporation	Teleflex Inc.
Fortrea Holdings Inc.	Veradigm Inc.
ICU Medical, Inc.
The Compensation Committee reviews and updates the peer group periodically so that the peer group companies satisfy certain selection criteria. As a result of the review of the 2024 peer group, the following updates were made to establish the 2025 peer group:
•Align Technology, Inc., Hologic, Inc., Insulet Corporation, Revvity, Inc., The Cooper Companies, Inc., Waters Corporation and West Pharmaceutical Services, Inc. were removed due to each company’s market capitalization being positioned above the selection criteria range; and
•CONMED Corporation, Evolent Health, Inc., Fortrea Holdings Inc., Integer Holdings Corporation, Omnicell, Inc., RadNet, Inc., Sotera Health Company and Veradigm Inc. were added based on our revenue and market capitalization selection criteria.
When our 2025 peer group was approved by the Compensation Committee in October 2024, our then-current revenue and market capitalization were at approximately the 81st percentile and the 37th percentile, respectively, of our 2025 peer group.
To analyze the compensation practices of the companies in our peer group, Compensia gathers compensation data from public filings and from the Radford McLagan Compensation Database (“Radford Survey”) for a customized set of companies participating in the Radford Survey. The Compensation Committee refers to this market data in designing our executive compensation program and in setting moderate, yet competitive compensation. The Compensation Committee does not have a philosophy of setting compensation based on specific formulaic benchmarking comparisons.
The cash components of base salary and annual cash bonus are targeted to be moderate, yet competitive in relation to base salaries and annual cash bonuses paid to executive officers in similar positions at comparable companies.
Our 2025 long-term equity incentive program for our NEOs included equity awards in the form of non-qualified stock options, time-based RSUs and/or performance-based RSUs. The vesting for both non-qualified stock options and time-based RSUs for typical annual equity awards is over a three-year period, with equal installments of the underlying shares of common stock vesting each year on the anniversary of the grant date, with certain exceptions. Performance-based RSUs are subject to vesting criteria based on the achievement of certain Company performance goals.

QuidelOrtho	42	2026 Proxy Statement

Table of Contents	Executive Compensation
Stock Option and RSU Grant Practices
As discussed above, the Company uses stock options as part of its overall compensation program. Stock options provide individuals with the right to purchase a specified number of shares of our common stock at a specific price. The Company sets the exercise price of the stock options that it awards at or above the closing price of our common stock on the grant date. Accordingly, the stock option will have value to the individual generally only if they continue their service to the Company during the vesting period and generally only if and to the extent that the market price of the underlying shares of common stock appreciates over the option term.
The Company also uses time-based and performance-based RSUs as part of its overall compensation program. RSUs provide individuals with the right to receive shares of our common stock upon a specified vesting schedule or performance vesting criteria. Accordingly, RSUs will have value to the individual generally only if they continue their service to the Company during the vesting period and in the case of performance-based RSUs, generally only if the performance vesting criteria are met. RSUs will have increased value to the individual to the extent that the market price of the underlying shares of common stock appreciates, and the value of performance-based RSUs will also depend on the degree to which performance criteria are met.
Awards of equity-based compensation to our executive officers, such as stock options and RSUs, are determined and approved by the Compensation Committee or the Board. Equity awards are typically granted at the time of hire for executive officers and then annually as part of the overall executive compensation review. Specific terms of the equity awards are determined based on the individual’s position in the organization, the applicable annual equity incentive program, guidance of compensation consultants, relevant compensation survey data and peer group compensation practices, as discussed above under the “—Compensation Program Design and Key Elements Used to Achieve Compensation Objectives” section.
For executive officers, new hire grants are approved by the Compensation Committee or the Board when the executive officer’s hire is approved, with the actual equity award grant issued on the 15th of the month following the first date of employment. For stock options, the exercise price is set at the closing price of our common stock on that date. Equity awards granted under our annual equity incentive program are generally made as of the date of Compensation Committee or Board approval. Such approval typically occurs prior to the end of the first quarter in each calendar year, with grants effective on the date of Compensation Committee or Board approval, and for stock options, at an exercise price at or above the closing price of our common stock on the grant date.
When these annual equity awards are granted to executive officers, other than our CEO and CFO, the Compensation Committee evenly allocates between stock options and RSUs, with 50% of the number of shares awarded in the form of non-qualified stock options and 50% of the number of shares awarded in the form of RSUs. In addition, the Compensation Committee has determined it would be in the best interest of stockholders to utilize a greater percentage of performance-based equity awards to incentivize our CEO and other senior executive officers to achieve certain Company performance goals. Accordingly, in February 2024 and January 2025, the Compensation Committee granted a greater percentage of equity awards to our senior executive officers in the form of performance-based RSUs. A more detailed discussion of the performance-based RSUs granted in January 2025 is provided below under the “—Annual Long-term Equity Incentive Awards” section. The Compensation Committee currently intends to continue to grant a percentage of senior executive officers’ equity awards in the form of performance-based awards.
In 2025, the Compensation Committee did not take material nonpublic information into account when determining the timing and terms of equity-based awards, including stock options, and the Company did not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

QuidelOrtho	43	2026 Proxy Statement

Executive Compensation	Table of Contents
Base Salary
Base salaries are reviewed annually and are targeted to be moderate, yet competitive in relation to base salaries paid to executive officers in similar positions at comparable companies. With the exception of our CEO, whose performance is reviewed directly by the Board, performance of all other executive officers is reviewed through regular conversations on goals and achievements with our CEO in consultation with the Compensation Committee (and/or the Board).
In 2025, in connection with setting base salaries for our executive officers, the Compensation Committee considered the advice of Compensia and referred to a custom report prepared by Compensia from data contained in the 2025 Radford Survey. The base salary for each executive officer was determined by taking into account such executive officer’s experience and skills and comparable data for base salaries for executives in similar positions.
The following table sets forth annual base salaries for the NEOs as of December 29, 2024 and December 28, 2025:

Name	2024 Base Salary ($)		2025 Base Salary ($)

Brian J. Blaser President and CEO	1,000,000	(1)	1,000,000
Joseph M. Busky CFO	680,000		680,000
Michelle A. Hodges Former CLO	625,000		625,000
Philip D. McLellan COO	515,000		515,000
Jonathan P. Siegrist EVP of R&D and CTO	575,000	(1)	575,000
1.Mr. Blaser became our President and CEO effective as of May 6, 2024 and Dr. Siegrist became our EVP of R&D and CTO effective as of October 7, 2024, and therefore they received a pro-rated amount of their respective base salaries in 2024.
Annual Cash Incentive Program
Our annual cash incentive program provides executive officers the opportunity to receive competitive levels of annual cash bonuses and is designed to reward them for their contributions to the Company’s annual corporate objectives and for their individual performance. Our annual cash incentive program is adopted by the Compensation Committee on an annual basis, and each participating executive officer is entitled to receive a cash bonus based on achievement of certain corporate goals and their individual performance. Corporate and individual performance goals and bonus payouts are calibrated to strike the appropriate balance between being reasonably achievable, and thereby motivating executives, and targeting improved performance. The balance is intended to result in the Company receiving an appropriate return on its investment in the annual cash incentive program. Corporate performance goals are selected to require sustained performance and results from executive officers. Individual performance goals are established each year and tailored for each executive’s area of expertise and responsibilities and designed to advance the Company’s strategy, objectives and initiatives. Each eligible executive officer’s potential cash bonus under the annual cash incentive program is expressed as a percentage of base salary as of the end of the fiscal year.
In April 2025, the Compensation Committee approved a cash incentive plan applicable to our executive officers and certain other employees for the 2025 fiscal year (the “2025 Cash Incentive Plan”). For executive officers, the 2025 Cash Incentive Plan had two components to determine their bonus payout: (1) corporate performance, which comprised 70% of their bonus payout (the “Company Component”), and (2) individual performance, which comprised 30% of their bonus payout (the “Individual Component”).

QuidelOrtho	44	2026 Proxy Statement

Table of Contents	Executive Compensation
The Company Component was predicated upon achievement of both (1) revenue targets and (2) adjusted EBITDA targets, each as determined by the Compensation Committee and/or the Board (the “Financial Targets”). Each of these Financial Targets included targets at minimum, plan/target and maximum payout. The minimum targets served as the threshold level of performance upon which the incentive pool would begin to fund for that Financial Target. While each of the Financial Targets was measured independently, bonus payouts under the 2025 Cash Incentive Plan were conditioned on the Company achieving the minimum target for adjusted EBITDA, unless, in the sole judgment of the Compensation Committee, there were compelling reasons to grant exceptions to this condition. Achievement of the Financial Target at plan/target earned the target cash incentive opportunity. The maximum targets served as the point at which executive officers earn the highest possible cash incentive opportunity for that Financial Target. Bonus payouts were calculated along a linear continuum of the Financial Targets from minimum to plan/target and from plan/target to maximum. The Compensation Committee may adjust the Financial Targets to take into account acquisitions and divestitures and the respiratory season (so that executive officers are not rewarded or penalized for the financial impact of transactions or events that were not anticipated when the Financial Targets were originally set) and may exercise discretion in modifying bonus payouts to take into account significant events that were not contemplated under the plan, including unexpected changes in the prevalence of respiratory disease.
Under the 2025 Cash Incentive Plan, bonus payouts under the Company Component were weighted 40% for the revenue target and 60% for the adjusted EBITDA target. For purposes of the 2025 Cash Incentive Plan, adjusted EBITDA is as disclosed in the Company’s filings with the SEC and is net income before interest expense, net, provision for income taxes and depreciation and amortization for the 2025 fiscal year attributable to the Company, adjusted to exclude: (1) variances attributable to fluctuations in foreign exchange rates (i.e., constant currency basis); (2) acquisition and integration costs; and (3) impacts of certain non-cash, unusual or other items that are included in net income that the Company does not consider indicative of its ongoing operating performance.

QuidelOrtho	45	2026 Proxy Statement

Executive Compensation	Table of Contents
The table below sets forth the threshold, target and maximum goals and actual results for the Company Component of the 2025 Cash Incentive Plan. In line with peer compensation practices, the Compensation Committee established the Financial Targets under the 2025 Cash Incentive Plan based on our 2025 annual operating plan and prevailing industry conditions. Modest downward adjustments were made to certain revenue targets under the 2025 Cash Incentive Plan compared to those under the 2024 Cash Incentive Plan, consistent with an anticipated reduction in COVID-19 revenues in 2025, the absence of one-time, non-recurring revenue payments in 2025, and the wind-down of our U.S. donor screening business. However, adjusted EBITDA targets under the 2025 Cash Incentive Plan were set higher than those under the 2024 Cash Incentive Plan to reflect expectations for improved operating and cost discipline, portfolio optimization and margin expansion. The Compensation Committee established the Financial Targets under the 2025 Cash Incentive Plan to reinforce rigorous pay-for-performance alignment, which were deemed to be challenging yet reasonably achievable to motivate executives to target improved performance.

Financial Targets (In millions)(1)	Threshold ($)	Plan/Target ($)	Maximum ($)	Actual ($)

Revenue (40% Weighted)	2,610	2,747	3,022	2,726
Adjusted EBITDA (60% Weighted)	570	600	660	613
1.Based on constant currency and excludes the impact of foreign exchange.
With respect to the Individual Component, the CEO had the opportunity to adjust the bonus payout to each of the other executive officers to account for their individual performance during 2025, which were then approved by the Compensation Committee. This opportunity to adjust bonus payouts allowed the CEO to differentiate and appropriately recognize the contributions of each executive officer to the Company’s goals for 2025. Performance against established goals and objectives was used as a guideline for any adjustments made to bonus payouts. An executive must receive an annual performance review of at least “mostly achieved” in order to initiate payment under the Individual Component. The bonus payable under the Individual Component may be set between 25% and 150% of the executive’s target individual performance bonus. Notwithstanding the Individual Component, achievement of the adjusted EBITDA target would determine whether the 2025 Cash Incentive Plan was funded and achievement of the Company Component would determine the overall bonus pool available under the plan. Aggregate bonus payouts paid under the 2025 Cash Incentive Plan may not exceed the overall bonus pool available under the plan.
The following table sets forth the threshold, plan/target and maximum bonus potential under the 2025 Cash Incentive Plan for each NEO as a percentage of such NEO’s base salary:

Name	Threshold (%)	Plan/Target (%)	Maximum (%)

Brian J. Blaser President and CEO	26.25	125.0	187.5
Joseph M. Busky CFO	21.0	100.0	150.0
Michelle A. Hodges Former CLO	21.0	100.0	150.0
Philip D. McLellan COO	15.75	75.0	112.5
Jonathan P. Siegrist EVP of R&D and CTO	15.75	75.0	112.5

QuidelOrtho	46	2026 Proxy Statement

Table of Contents	Executive Compensation
In January 2026, the Compensation Committee approved the following target achievements and bonus payouts under the 2025 Cash Incentive Plan for each NEO, which was subject to the Company’s audited financial statements for fiscal year 2025 being consistent with the preliminary unaudited financial performance presented to the Compensation Committee and bonus payouts being appropriately adjusted in the event of any changes:

Name	Company Component(1) (%)	Individual Component (%)		Bonus ($)

Brian J. Blaser President and CEO	102.8	100.0	(2)	1,274,500
Joseph M. Busky CFO	102.8	150.0	(3)	795,328
Michelle A. Hodges Former CLO	102.8	100.0	(2)	637,250
Philip D. McLellan COO	102.8	100.0	(2)	393,821
Jonathan P. Siegrist EVP of R&D and CTO	102.8	110.0	(4)	452,640
1.Calculated based on achievement of (a) the revenue target below the plan/target level at 92% and (b) the adjusted EBITDA target above the plan/target level at 110%.
2.Messrs. Blaser and McLellan and Ms. Hodges achieved their respective pre-established individual performance goals and, as a result, were each awarded 100% under the Individual Component.
3.Mr. Busky was awarded 150% under the Individual Component to recognize him for exceeding his pre-established individual goals, including his leadership on various Company strategic initiatives and for driving efforts to improve business efficiency.
4.Dr. Siegrist was awarded 110% under the Individual Component to recognize him for exceeding his pre-established individual goals in achieving key R&D milestones, advancing the R&D pipeline and strengthening the R&D organization and processes.
Deferred Bonus Program
Prior to the start of each respective cash incentive plan year, each NEO is eligible to elect to participate in the QuidelOrtho Employee Deferred Compensation Plan with respect to any bonus awards received under the 2025 Cash Incentive Plan, 2026 Cash Incentive Plan (as defined below) and future cash incentive plans. Under the Employee Deferred Compensation Plan, participating officers may elect to receive 50% or 100% of the cash value of their respective bonus award (the “Covered Bonus”) (payable (if applicable) per the terms and conditions of the applicable cash incentive plan) in the form of fully vested RSUs (the “Converted RSUs”), plus an additional premium on such percentage of the Covered Bonus in the form of additional RSUs, which are subject to a one-year vesting requirement (the “Premium RSUs”). The additional premium applicable to the Premium RSUs is determined based on the length of time of the deferral period (between the grant date, which is the date on which the bonus is otherwise payable, and the date the shares of common stock underlying the Converted RSUs are to be issued) selected by the participating officer as follows: (1) if one (1) year from the grant date, a premium of 10% on the amount deferred of the Covered Bonus; (2) if two (2) years from the grant date, a premium of 20% on the amount deferred of the Covered Bonus; or (3) if four (4) years from the grant date, a premium of 30% on the amount deferred of the Covered Bonus.
Other than Ms. Hodges, the NEOs did not participate in the 2025 Employee Deferred Compensation Plan or the 2026 Employee Deferred Compensation Plan. Ms. Hodges elected to participate in the 2025 Employee Deferred Compensation Plan and deferred 50% of her 2025 Covered Bonus for a period of four years, which is irrevocable.

QuidelOrtho	47	2026 Proxy Statement

Executive Compensation	Table of Contents
The Converted RSUs are fully vested on the grant date. The Premium RSUs are fully vested on the first anniversary of the grant date. Subject to the terms and conditions in the grant award agreement, the shares of common stock underlying Converted RSUs will be issued as soon as administratively practicable after the earliest of: (1) the end of the deferral period selected by the participating officer; (2) the participating officer’s separation from the Company; or (3) a Change in Control (as defined in the 2018 Plan). The shares of common stock underlying the Premium RSUs have the same applicable issuance periods as outlined in the foregoing sentence for Converted RSUs with acceleration of the one-year vesting requirement in connection with a Change in Control, subject to the participating officer’s continued service through to the date of such Change in Control. If a participating officer’s service is terminated for any reason (outside of a Change in Control) prior to the one-year vesting requirement, the Premium RSUs will be forfeited and canceled as of the date of such termination of service.
Annual Long-term Equity Incentive Awards
Annual long-term equity incentive awards in the form of stock options, time-based RSUs and/or performance-based RSUs are intended to align the interests of our executive officers with those of our other stockholders and promote retention of our executive officers by using continued service, and in the case of performance-based awards, the achievement of specified performance criteria, as a requirement to receive the value of the awards. The number of shares of common stock underlying stock option and/or RSU grants is related to the executive officer’s role, level of responsibility and individual performance and allows executives to share in the value they help create. Generally, the Compensation Committee does not consider an executive officer’s stock holdings or outstanding equity awards in determining the number of equity awards to be granted; however, the Compensation Committee does consider the total number of outstanding shares of our common stock, the relative dilution to stockholders, as well as our gross equity burn rate, issued equity overhang and total equity overhang in determining the number of equity awards to be granted. The Compensation Committee also considers current market conditions using Compensia’s analysis of competitive market data and peer group compensation practices. The Compensation Committee believes that our executive officers should be fairly compensated each year relative to market pay levels of the Company’s peer group. The Compensation Committee views long-term equity incentive awards as a primary compensation means for retaining executives.
In January 2025, the Compensation Committee approved the 2025 long-term equity incentive program (the “2025 Equity Incentive Program”), which includes a performance-based long-term incentive program (the “2025 Performance LTI Program”). The 2025 Performance LTI Program applied to Messrs. Blaser and Busky. Under the 2025 Equity Incentive Program, each NEO received equity awards in the form of non-qualified stock options, time-based RSUs and/or performance-based RSUs as follows:

Name	Performance-based RSUs (# shares)	Non-qualified Stock Options (# shares)	Time-based RSUs (# shares)	Target Dollar Value of Aggregate Award ($)

Brian J. Blaser President and CEO	96,507	—	64,338	7,000,000
Joseph M. Busky CFO	25,275	—	25,276	2,200,000
Michelle A. Hodges Former CLO	—	23,508	23,509	1,600,000
Philip D. McLellan COO	—	14,692	14,693	1,000,000
Jonathan P. Siegrist EVP of R&D and CTO	—	7,347	7,346	500,000(1)
1.The aggregate value of Dr. Siegrist’s equity award was established in September 2024 in connection with his employment offer.

QuidelOrtho	48	2026 Proxy Statement

Table of Contents	Executive Compensation
Under the 2025 Performance LTI Program, (1) Mr. Blaser received equity awards with 40% of the aggregate award value in the form of time-based RSUs and 60% of the aggregate award value in the form of performance-based RSUs and (2) Mr. Busky received equity awards with 50% of the aggregate award value in the form of time-based RSUs and 50% of the aggregate award value in the form of performance-based RSUs.
The performance-based RSUs are measured against total shareholder return (“TSR” and such performance-based RSUs, we refer to as the “TSR PSUs”). The 2025 Performance LTI Program provides the opportunity to earn up to the maximum number of TSR PSUs at the end of a three-year performance period from January 1, 2025 to December 31, 2027 based on the Company’s relative TSR rank against a predefined TSR comparison group that is comprised of the companies listed in the S&P Midcap 400 Health Sector Index at the time of grant (the “Comparison Group”). TSR is measured based on the 30 trading days immediately preceding the performance period and the 30 trading days at the end of the performance period. Based on the Company’s relative percentile achievement of TSR over the performance period against the Comparison Group, the participating NEOs would earn a specified percentage of TSR PSUs as follows:

Percentile Rank Relative TSR	Payout % of Target PSUs

<25th	0%
25th	50%
50th	100%
75th or better	200%
Payouts for achievement in between these relative TSR percentiles are scaled linearly. Payout is capped at 100% of the TSR PSUs if our stock price depreciates during the performance period, even if the Company’s relative percentile achievement of TSR against the Comparison Group is above 50%. The vesting periods for the TSR PSUs are each over a three-year period. For example, if an NEO retires at the end of the first year, he will be eligible to receive one-third of the total payout at the end of the three-year performance period, subject to achievement of the targets.
For Ms. Hodges, Mr. McLellan and Dr. Siegrist, the Compensation Committee determined to equally weight the number of shares awarded to them for long-term equity awards between stock options and time-based RSUs, which the Compensation Committee believed was in alignment with peer group practices. In 2025, for Ms. Hodges, Mr. McLellan and Dr. Siegrist, approximately 50% of their equity award shares were provided in the form of non-qualified stock options and approximately 50% of their equity award shares were provided in the form of time-based RSUs. The vesting for the non-qualified stock options is over a three-year period, with one-third of the underlying shares of common stock vesting each year on the anniversary of the grant date. The stock options have an exercise price equal to the closing price of our common stock on the grant date. The vesting periods for the time-based RSUs are each over a three-year period, with one-third of the underlying shares of common stock vesting each year on the anniversary of the grant date.
Special Compensation Awards
The Compensation Committee and the Board believe it is appropriate to consider special compensation awards in connection with significant achievements, changes in responsibilities, retention and other special circumstances and may make special compensation awards, including equity awards, in order to incentivize and reward performance. In granting special compensation awards, the Compensation Committee considers current market conditions using Compensia’s analysis of competitive market data and peer group compensation practices.

QuidelOrtho	49	2026 Proxy Statement

Executive Compensation	Table of Contents
In January 2026, in recognition of Mr. Busky’s contributions in 2025 to the Company’s cost-savings efforts, including the achievement of $140 million in annualized cost-savings by the end of 2025, the Compensation Committee awarded Mr. Busky with a supplemental cash bonus of $564,672.
In addition, as disclosed in more detail in last year’s proxy statement, in 2024, each of Messrs. Busky and McLellan and Ms. Hodges was granted a cash retention award in the amount of $586,327, $100,000 and $533,025, respectively, that vested on June 30, 2025. Each of Messrs. Busky and McLellan and Ms. Hodges also received an equity retention award in the amount of $1,000,000, $200,000 and $500,000, respectively, that vested on June 30, 2025.
Perquisites and Other Benefits
The Compensation Committee believes that the NEOs should participate in the same benefit programs as the Company’s other employees and that special executive perquisites should be minimal. Consistent with this philosophy, the NEOs are eligible to participate in the Company’s employee benefit plans on the same terms as other employees, which include medical, dental and vision insurance, disability coverage, life insurance, the 401(k) plan and our Amended and Restated 1983 Employee Stock Purchase Plan (the “ESPP”). In 2025, there were no special executive perquisites.
2026 Compensation Actions
Base Salary
In January 2026, the Compensation Committee approved the following adjustments to the NEO’s base salaries, except for Mr. Busky who had notified the Company of his plan to retire as of June 30, 2026. Following the approval of such base salaries, on March 18, 2026, in accordance with the Board’s succession planning processes, Ms. Hodges notified the Company of her plan to retire effective March 23, 2026, concurrent with the appointment of Mr. Sisitsky as successor CLO. Because Ms. Hodges’ notice was subsequent to the Compensation Committee’s approval of base salary adjustments, Ms. Hodges’ base salary remained as approved by the Compensation Committee in January 2026 until her retirement date.

Name	2025 Base Salary ($)	2026 Base Salary ($)	Change (%)

Brian J. Blaser President and CEO	1,000,000	1,075,000	7.5
Joseph M. Busky CFO	680,000	680,000	—
Michelle A. Hodges Former CLO	625,000	643,750	3.0
Philip D. McLellan COO	515,000	530,450	3.0
Jonathan P. Siegrist EVP of R&D and CTO	575,000	592,250	3.0
The Compensation Committee increased Mr. Blaser’s base salary to align with market pay levels of the Company’s peer group for CEOs. Increases to Ms. Hodges’, Mr. McLellan’s and Dr. Siegrist’s base salaries were merit increases provided as part of our annual compensation review process.

QuidelOrtho	50	2026 Proxy Statement

Table of Contents	Executive Compensation
Annual Cash Incentive Program
For the cash incentive plan applicable to our executive officers and certain other employees for the 2026 fiscal year (the “2026 Cash Incentive Plan”), the Compensation Committee determined to maintain a structure substantially similar to the 2025 Cash Incentive Plan. However, for 2026, adjusted free cash flow was added as a third financial target in addition to revenue and adjusted EBITDA. In addition, the Company Component was increased from 70% of bonus payout to 90% and the Individual Component was decreased from 30% of bonus payout to 10%. For purposes of the 2026 Cash Incentive Plan, adjusted free cash flow is operating cash flow minus capital expenditures, including investments, net of proceeds from government assistance allocated to fixed assets.
The Compensation Committee reviewed the threshold, plan/target and maximum bonus potential under the 2026 Cash Incentive Plan for each NEO, and determined that there would be no change to the NEOs’ bonus potential under the 2026 Cash Incentive Plan from those under the 2025 Cash Incentive Plan.
Annual Long-term Equity Incentive Awards
In January 2026, the Compensation Committee approved the 2026 long-term equity incentive program (the “2026 Equity Incentive Program”), which includes a performance-based long-term incentive program (the “2026 Performance LTI Program”). The 2026 Performance LTI Program applies to Messrs. Blaser and Busky. Under the 2026 Equity Incentive Program, each NEO received equity awards in the form of non-qualified stock options, time-based RSUs and/or performance-based RSUs as follows:

Name	Performance-based RSUs (# shares)	Non-qualified Stock Options (# shares)	Time-based RSUs (# shares)	Target Dollar Value of Aggregate Award ($)

Brian J. Blaser President and CEO	154,582	—	213,470	10,000,000
Joseph M. Busky CFO	29,444	—	29,444	1,600,000
Michelle A. Hodges Former CLO	—	38,561	38,562	1,600,000
Philip D. McLellan COO	—	36,150	36,152	1,500,000
Jonathan P. Siegrist EVP of R&D and CTO	—	36,150	36,152	1,500,000
Under the 2026 Performance LTI Program, (1) Mr. Blaser received equity awards with 58% of the aggregate award value in the form of time-based RSUs and 42% of the aggregate award value in the form of TSR PSUs, and (2) Mr. Busky received equity awards with 50% of the aggregate award value in the form of time-based RSUs and 50% of the aggregate award value in the form of TSR PSUs. The Compensation Committee granted a greater percentage of Mr. Blaser’s equity awards in the form of time-based RSUs in consideration of the holding power of his current equity and to recognize his performance and contributions to the Company, support retention and continuity in leadership, and maintain alignment with the Company’s pay-for-performance objectives while providing Mr. Blaser with a total equity opportunity that remains competitive with market levels. The 2026 Performance LTI Program provides the opportunity to earn up to the maximum number of TSR PSUs at the end of a three-year performance period from January 1, 2026 to December 31, 2028 based on the Company’s relative TSR rank against the Comparison Group on the same terms as the 2025 Performance LTI Program.
For Ms. Hodges, Mr. McLellan and Dr. Siegrist, the Compensation Committee determined to weight the number of shares awarded for long-term equity awards between stock options and RSUs, which the Compensation Committee believed was in alignment with peer

QuidelOrtho	51	2026 Proxy Statement

Executive Compensation	Table of Contents
group practices. In 2026, for Ms. Hodges, Mr. McLellan and Dr. Siegrist, approximately 50% of their equity award shares were provided in the form of non-qualified stock options and approximately 50% of their equity award shares were provided in the form of time-based RSUs. The vesting for the non-qualified stock options is over a three-year period, with one-third of the underlying shares of common stock vesting each year on the anniversary of the grant date. The stock options have an exercise price equal to the closing price of our common stock on the grant date. The vesting periods for the time-based RSUs are each over a three-year period, with one-third of the underlying shares of common stock vesting each year on the anniversary of the grant date.
Stock Ownership Guidelines
To further align the interests of our directors and officers with those of our other stockholders, the Board adopted stock ownership guidelines. Under these guidelines, our CEO and each non-employee director, Section 16 officer and Vice President (“VP”) and above are required to retain and hold at least 50% of all shares of common stock acquired from any equity award held as of May 27, 2022 (the adoption of the stock ownership guidelines) or granted by the Company thereafter (after subtracting the number of shares sold to pay for option exercise costs or relevant federal and state taxes). The foregoing stock retention rule applies until stock ownership meeting the following criteria is achieved:
•CEO − 6 times then-current annual base salary;
•Section 16 officers − 2 times then-current annual base salary;
•VPs and above (non-Section 16 officers) − 1 times then-current annual base salary; and
•Non-employee directors − 5 times then-current annual cash retainer.
The value of an individual’s shares of common stock for purposes of calculating progress toward the stock ownership guidelines is the greater of (1) the then-current fair market value of the stock, or (2) the individual’s cost basis in the stock. Shares of common stock counted in calculating stock ownership include shares beneficially owned outright, whether from open market purchases, purchases through the ESPP, shares retained after option exercises and shares received pursuant to restricted stock awards and RSU awards once the awards covering such shares have vested. Also, the vested RSUs held pursuant to the Company’s deferred compensation plans are included in the stock ownership calculation. However, unexercised stock options and unearned performance-based equity awards are excluded from the stock ownership calculation. Individuals have five years from the later of (1) their election, hire or promotion and (2) May 27, 2022 to satisfy the stock ownership guidelines. All of our directors and executive officers meet these stock ownership guidelines or are in compliance with the guidelines by retaining shares of common stock until compliance is reached.
Restrictions on Trading Securities (Including Hedging and Pledging)
Our Insider Trading Policy prohibits employees and directors from engaging in speculative transactions involving our securities. Accordingly, hedging transactions involving our securities are prohibited, including, but not limited to, the purchase of stock on margin, short sales, buying or selling puts or calls, and any other similar transactions or arrangements that have an economic consequence of establishing downside price protection. The Insider Trading Policy also prohibits employees and directors from pledging our securities as collateral to secure loans or borrowing against any account that holds Company securities, except cashless exercises of stock options under the Company’s equity incentive plans or, in limited circumstances, situations approved in advance by the authorizing officer under the Insider Trading Policy. No such approvals have been provided to allow any current employee or director to pledge our securities.

QuidelOrtho	52	2026 Proxy Statement

Table of Contents	Executive Compensation
Pay Recoupment (Clawback) Policy
The Board approved an amended and restated clawback policy in October 2023, which was subsequently amended and restated in January 2025 and February 2025 (the “Clawback Policy”). The Clawback Policy is administered by the Compensation Committee and is intended to (1) comply with Nasdaq listing rule 5608, which implements Rule 10D-1 under the Exchange Act (the “Nasdaq Clawback Provisions”) and (2) provide the Compensation Committee with discretionary authority to administer other clawback provisions that are not Nasdaq Clawback Provisions under the Clawback Policy (the “Discretionary Clawback Provisions”).
The Nasdaq Clawback Provisions cover any compensation that is granted or vested to or earned by a Section 16 officer based wholly or in part on the Company’s attainment of any measure that is determined and presented in accordance with the accounting principles used in preparing the Company’s financial statements or any measure based wholly or in part on our stock price or TSR, including annual bonuses and other short- and long-term cash, equity and equity-based incentive awards (the “Incentive-based Compensation”). Under the Nasdaq Clawback Provisions, if we are required to restate our financial statements due to our material non-compliance with any financial reporting requirement under the securities laws (including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error was corrected in the current period or left uncorrected in the current period) (an “Accounting Restatement”), we are required to recover the amount of any Incentive-based Compensation received by a Section 16 officer during the three completed fiscal years immediately preceding the date we are required to prepare the Accounting Restatement that exceeds the amount that otherwise would have been received based on the restated financial statements, subject to certain exceptions. For Incentive-based Compensation based on stock price or TSR, where the amount of erroneously awarded compensation is not subject to mathematical recalculation directly from the information in the Accounting Restatement, we will determine the recoupment amount based on a reasonable estimate of the effect of the Accounting Restatement on the relevant stock price or TSR.
The Discretionary Clawback Provisions cover any earned or outstanding equity-based and/or cash bonus compensation, including, in each case, such compensation that is subject to time-based vesting and/or performance goals (the “Other Compensation”). Under the Discretionary Clawback Provisions, in the event of an Accounting Restatement, we may, to the extent permitted by law and to the extent the Compensation Committee determines that it is in our best interests to do so, recover any Other Compensation received by a Section 16 officer during the three completed fiscal years immediately preceding the date we are required to prepare the Accounting Restatement or a shorter lookback period as determined by the Compensation Committee in its sole discretion. The Compensation Committee also has discretion to determine the recoupment amount. In exercising such discretion, the Compensation Committee may consider, among other factors as it deems relevant: (1) the executive’s relative degree of fault or involvement with respect to the Accounting Restatement; (2) the cost or difficulty of recovery; and (3) other disciplinary action that may have been applied to the executive in connection with the conduct contributing to the Accounting Restatement.
The Clawback Policy will be interpreted and implemented to avoid duplication of recoupment or recovery of compensation, and the Company may not recoup or recover the same compensation under both the Nasdaq Clawback Provisions and the Discretionary Clawback Provisions. Any right of recoupment or recovery under the Clawback Policy will apply irrespective of whether the Section 16 officer is an employee of the Company at such time. We believe the Clawback Policy enhances the accountability of our executive officers and significantly mitigates the risks associated with our executive compensation program.
Supplemental Discretionary Clawback Policy
In January 2025, the Compensation Committee approved a supplemental discretionary clawback policy (the “Supplemental Clawback Policy”) in the interests of promoting effective corporate governance, accountability and transparent and honest behavior, and in order to supplement the Clawback Policy described above. The Supplemental Clawback Policy is administered by the Compensation Committee and applies to each member of our executive leadership team reporting to the CEO, including Section 16 officers (“Covered Persons”).

QuidelOrtho	53	2026 Proxy Statement

Executive Compensation	Table of Contents
Under the Supplemental Clawback Policy, if (1) an Accounting Restatement occurs where such restatement is due to a Covered Person’s conduct or failure to act or (2) misconduct by a Covered Person occurs in connection with (a) a violation of our code of conduct or similar policy, (b) a failure to comply with applicable laws, rules, regulations or listing standards, including the Foreign Corrupt Practices Act and the UK Bribery Act or (c) an act that would give rise to a Just Cause Dismissal (as defined in the 2018 Plan) that has or reasonably could have had a significant adverse effect on the Company (each, a “Trigger Event”), then we may, to the extent permitted by law and to the extent the Compensation Committee determines that it is in our best interests to do so, recover any Other Compensation from the Covered Person that was granted, earned, vested, paid or settled during the three-year period preceding the date of the Compensation Committee’s determination of the occurrence of the Trigger Event or during the three completed fiscal years immediately preceding the date we are required to prepare the Accounting Restatement, as applicable, or in each case, a shorter lookback period as determined by the Compensation Committee in its sole discretion. The Compensation Committee also has discretion to determine the recoupment amount.
In determining whether to recover any Other Compensation, the Compensation Committee may consider, among other factors as it deems relevant: (i) the Covered Person’s relative degree of fault or involvement with respect to the Trigger Event; (ii) the cost or difficulty of recovery; (iii) the relationship of the conduct contributing to the Trigger Event to the Other Compensation being considered for recoupment; and (iv) other disciplinary action that may have been applied to the Covered Person in connection with the conduct contributing to the Trigger Event.
The Supplemental Clawback Policy will be interpreted and implemented to avoid duplication of recoupment or recovery of compensation, and the Company may not recoup or recover the same compensation under both the Clawback Policy and the Supplemental Clawback Policy. Any right of recoupment or recovery under the Supplemental Clawback Policy will apply irrespective of whether the Covered Person is an employee of the Company at such time.
Employment and Severance Agreements
We have entered into Severance and CIC Agreements with our NEOs in order to (1) foster their objectivity in making decisions that may result in the NEO’s position being eliminated or the NEO otherwise being involuntarily terminated or with respect to any pending or threatened change in control transaction and (2) alleviate certain risks and uncertainties with regard to our NEOs’ financial and professional security that may be created by an involuntary termination or a pending or threatened change in control transaction. The details of the Severance and CIC Agreements and any employment or retirement arrangements entered into with our NEOs are provided in the “—Employment, Severance and Change in Control Arrangements” section.
Tax Deductibility of Compensation
In general, Section 162(m) of the U.S. Internal Revenue Code (the “Code”) precludes publicly held corporations from deducting for U.S. federal income tax purposes in excess of $1,000,000 per year in compensation per person paid to certain executives designated as “covered employees” under Section 162(m) of the Code (generally, the Company’s CEO, CFO and its three other highest paid executive officers).
While we consider the tax effect (including with respect to the expected lack of deductibility under amended Section 162(m)) of our compensation decisions, the principal consideration behind our selection of executive compensation elements continues to be whether the element can facilitate achievement of our executive compensation program objectives.

QuidelOrtho	54	2026 Proxy Statement

Table of Contents	Executive Compensation
Summary Compensation Table
The following table sets forth information relating to fiscal years 2025, 2024 and 2023 compensation of our CEO, CFO and three other most highly compensated persons serving as executive officers as of December 28, 2025:

Name and Principal Position	Year	Salary(1) ($)	Bonus(2) ($)	Stock Awards(3) ($)	Option Awards(4) ($)	Non-equity Incentive Plan Compensation(5) ($)	All Other Compensation(6) ($)	Total ($)

Brian J. Blaser President and CEO	2025	1,000,000	—	8,965,822	—	1,274,500	15,460	11,255,782
	2024	634,615	—	13,434,938	—	863,014	112,370	15,044,937
Joseph M. Busky CFO	2025	680,000	1,150,999	2,714,831	—	795,328	14,462	5,355,620
	2024	593,167	—	3,290,442	—	714,000	102,001	4,699,610
	2023	569,250	230,625	1,292,222	760,170	—	90,751	2,943,018
Michelle A. Hodges Former CLO	2025	625,000	533,025	1,121,526	575,702	637,250	15,567	3,508,070
	2024	539,898	—	1,742,892	356,357	656,250	15,703	3,311,100
	2023	514,135	271,688	646,154	353,255	—	15,253	1,800,485
Philip D. McLellan COO	2025	515,000	100,000	639,439	359,801	393,821	13,931	2,021,992
	2024	407,266	—	579,564	219,885	405,563	9,944	1,622,222
Jonathan P. Siegrist EVP of R&D and CTO	2025	575,000	250,000	319,698	179,925	452,640	13,833	1,791,096
	2024	117,211	250,000	2,249,994	—	106,683	742	2,724,630
1.The amounts shown reflect the base salaries earned by the NEOs during the applicable year. The amounts for Mr. Blaser and Dr. Siegrist for 2024 have been pro-rated for the respective time periods they served in their respective roles with the Company. The amount for Mr. McLellan for 2024 consists of the salary he earned in his prior role before his promotion to COO on November 15, 2024 and the salary he earned as COO after November 15, 2024.
2.The amounts shown for 2025 reflect (a) a supplemental cash bonus provided to Mr. Busky in recognition of his contributions in 2025 to the Company’s cost-savings efforts, (b) cash retention awards that were paid to Messrs. Busky and McLellan and Ms. Hodges in 2025 and (c) half of the one-time sign-on cash bonus that was paid to Dr. Siegrist in 2025. The amount shown for 2024 reflects half of the one-time sign-on cash bonus that was paid to Dr. Siegrist in 2024. The amounts shown for 2023 reflect (a) 75% of the integration/retention cash bonus award that was paid to Ms. Hodges on the first anniversary of the closing of the business combination (the “Combinations”) pursuant to a Business Combination Agreement entered into as of December 22, 2021 (the “Business Combination Agreement”), by and among Quidel, Ortho, QuidelOrtho and the other parties referenced therein, and (b) 60% of the integration/retention cash bonus award that was paid to Mr. Busky on the first anniversary of the closing of the Combinations.
3.This column represents the grant date fair value of time-based and performance-based RSUs granted during fiscal years 2025, 2024 and 2023, as well as (a) for 2025, the Premium RSUs associated with the 2024 Employee Deferred Compensation Plan and (b) for 2023, the Premium RSUs associated with the 2022 Employee Deferred Compensation Plan, as described in Note (2) of the “Nonqualified Deferred Compensation” table. See the “Grants of Plan-based Awards in Fiscal Year 2025” table for information on RSUs granted in 2025. Time-based RSUs were valued based on the closing price of our common stock on the grant date. The grant date fair values of the TSR PSUs granted in 2025 to Messrs. Blaser and Busky were measured using a Monte Carlo simulation valuation model under the definitions in Accounting Standards Codification (“ASC”) Topic 718. The simulation model applies a risk-free interest rate and an expected volatility assumption. The risk-free rate was assumed to equal the yield on a three-year Treasury bond on the grant date. Volatility was based on historical volatility for the 2.92-year period preceding the grant date. The per share value of TSR PSUs for the January 29, 2025 grants is $63.89. For these TSR PSUs, if maximum performance had been assumed, the aggregate market values as of the date of grant would have been $12,331,664 for Mr. Blaser and $3,229,640 for Mr. Busky. For additional information with respect to the 2025 grants, refer to Notes 11 and 12 of our Consolidated Financial Statements in the Annual Report.

QuidelOrtho	55	2026 Proxy Statement

Executive Compensation	Table of Contents
For the performance-based RSUs granted to Messrs. Blaser and Busky in 2024, a Monte Carlo simulation valuation model was used to calculate the grant date fair values. The simulation model applies a risk-free interest rate and an expected volatility assumption. The risk-free rate was assumed to equal the yield on a three-year Treasury bond on the grant date. Volatility was based on historical volatility for the 2.92-year period preceding the grant date. The per share value of TSR PSUs for the February 8, 2024 grant is $91.36 and for the May 15, 2024 grant is $66.41.
4.This column represents the grant date fair value of stock options granted during fiscal years 2025, 2024 and 2023. The grant date fair value of stock options is determined using the Black-Scholes option pricing model. The amount for Mr. Busky for 2023 also includes the incremental fair value of certain options that were modified as of February 1, 2023. For additional information on the valuation assumptions with respect to the 2025 grants, refer to Note 12 of our Consolidated Financial Statements in the Annual Report. See the “Grants of Plan-based Awards in Fiscal Year 2025” table for information on stock options granted in 2025.
5.This column represents the approved awards to each NEO under the 2025 Cash Incentive Plan, 2024 Cash Incentive Plan and 2023 Cash Incentive Plan. Each NEO could also elect to participate in the 2025 Employee Deferred Compensation Plan, 2024 Employee Deferred Compensation Plan and 2023 Employee Deferred Compensation Plan (other than Dr. Siegrist for the 2024 plan) with respect to any payments received under the 2025 Cash Incentive Plan, 2024 Cash Incentive Plan and 2023 Cash Incentive Plan, respectively. Dr. Siegrist was not eligible to participate in the 2024 Employee Deferred Compensation Plan because his service with the Company commenced after the applicable election period. The cash bonus under the 2025 Cash Incentive Plan will be paid in April 2026 and the cash bonus under the 2024 Cash Incentive Plan was paid in April 2025. The NEOs who were serving in an executive officer role in 2023 did not receive cash bonus payments for 2023. The amounts shown are inclusive of the cash component and deferred Converted RSUs component of the electing officer’s award, but do not include the Premium RSUs component, which is included as a component of the amounts in the “Stock Awards” column for the year in which such Premium RSUs were granted.
6.All other compensation for 2025 consists of the following:

	Tax Gross-ups ($)	Perquisites and Other Personal Benefits ($)	401(k) Contributions ($)	Long-term Disability(a) ($)	Group Term Life Insurance(b) ($)

Brian J. Blaser	—	—	10,500	4,398	562
Joseph M. Busky	—	—	10,500	3,400	562
Michelle A. Hodges	—	—	10,500	4,701	366
Philip D. McLellan	—	—	9,954	3,415	562
Jonathan P. Siegrist	—	—	10,500	2,771	562
a.The Company funded both a long-term disability plan available only to our executive officers and a long-term disability plan available to all employees, including our executive officers, in a total amount equal to 60% of the applicable NEO’s annual salary.
b.The Company funded a group term life insurance plan in an amount equal to two times the NEO’s annual salary with a maximum of $650,000, a benefit that is provided to all employees.

QuidelOrtho	56	2026 Proxy Statement

Table of Contents	Executive Compensation
Grants of Plan-Based Awards in Fiscal Year 2025
The following table sets forth all plan-based awards granted to our NEOs during fiscal year 2025:

Name	Grant Date	Approval Date	Estimated Future Payouts Under Non-equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/sh)(5)	Grant Date Fair Value of Stock and Option Awards ($)(6)

			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Brian J. Blaser	01/29/25	01/29/25	—	—	—	48,254	96,507	193,014	—	—	—	6,165,832
	01/29/25	01/29/25	—	—	—	—	—	—	64,338	—	—	2,799,990
			262,500	1,250,000	1,875,000	—	—	—	—	—	—	—
Joseph M. Busky	01/29/25	01/29/25	—	—	—	12,638	25,275	50,550	—	—	—	1,614,820
	01/29/25	01/29/25	—	—	—	—	—	—	25,276	—	—	1,100,012
			142,800	680,000	1,020,000	—	—	—	—	—	—	—
Michelle A. Hodges	01/29/25	01/29/25	—	—	—	—	—	—	—	23,508	43.52	575,702
	01/29/25	01/29/25	—	—	—	—	—	—	23,509	—	—	1,023,112
	04/18/25	01/29/25	—	—	—	—	—	—	3,910	—	—	98,415
			131,250	625,000	937,500	—	—	—	—	—	—	—
Philip D. McLellan	01/29/25	01/29/25	—	—	—	—	—	—	—	14,692	43.52	359,801
	01/29/25	01/29/25	—	—	—	—	—	—	14,693	—	—	639,439
			81,113	386,250	579,375	—	—	—	—	—	—	—
Jonathan P. Siegrist	01/29/25	01/29/25	—	—	—	—	—	—	—	7,347	43.52	179,925
	01/29/25	01/29/25	—	—	—	—	—	—	7,346	—	—	319,698
			90,563	431,250	646,875	—	—	—	—	—	—	—
1.These columns show the potential value of the payout for each NEO under the 2025 Cash Incentive Plan, if the threshold, target and maximum goals are satisfied for all performance measures. The business measurements, performance goals and salary and bonus multiples for determining the payout are described in the “—Compensation Discussion and Analysis—Annual Cash Incentive Program” section. Payouts were made as described in the “—Compensation Discussion and Analysis—Annual Cash Incentive Program” section and in Note (5) to the Summary Compensation Table.
2.These columns show the potential number of awards to be paid out to Messrs. Blaser and Busky related to the TSR PSUs. The TSR PSUs for Messrs. Blaser and Busky were granted in January 2025. The 2025 Performance LTI Program provides the opportunity to earn up to the maximum number of TSR PSUs at the end of a three-year performance period from January 1, 2025 to December 31, 2027 based on the Company’s relative TSR against the S&P Midcap 400 Health Sector Index. The payout scale is from 0% to 200%; the participating NEOs would earn specified percentages of TSR PSUs based on the Company’s relative percentile achievement of TSR over the performance period. If the Company’s relative TSR is less than 25%, there is no payout; if it is 25%, the payout is 50%; if it is 50%, the payout is 100%; and if it is 75% or higher, the payout is 200%. Payouts for achievement in between these relative TSR percentiles are scaled linearly. Payout is capped at 100% of the TSR PSUs if our stock price depreciates during the performance period, even if the Company’s relative TSR is above 50%.
3.This column shows the number of time-based RSUs granted in 2025 to the NEOs. Generally, time-based RSUs for the NEOs vest over a three-year period, with one-third of the underlying shares of common stock vesting each year on the anniversary of the grant date. This column also includes the number of Premium RSUs granted on April 18, 2025 to Ms. Hodges.
4.This column shows the number of stock options granted in 2025 to the NEOs. Stock options for Ms. Hodges, Mr. McLellan and Dr. Siegrist vest over a three-year period, with one-third of the underlying shares of common stock vesting each year on the anniversary of the grant date.

QuidelOrtho	57	2026 Proxy Statement

Executive Compensation	Table of Contents
5.This column shows the exercise price for the stock options granted, which was the closing price of our common stock on the grant date.
6.This column shows the full grant date fair value under ASC Topic 718 of time-based RSUs, performance-based RSUs and stock options granted to the NEOs in 2025. For time-based RSUs, fair value is calculated using the closing price of our common stock on the grant date. For performance-based RSUs, fair value is calculated using the Monte Carlo simulation model based on the relative TSR on the grant date. The grant date fair value is the amount that we would expense in our Consolidated Financial Statements over the award’s vesting schedule, unless the NEO leaves the Company. For stock options, fair value is calculated using the Black-Scholes value on the grant date and is the amount that we would expense in our Consolidated Financial Statements over the award’s vesting schedule, unless the NEO leaves the Company. For additional information on the valuation assumptions, refer to Note 12 of our Consolidated Financial Statements in the Annual Report.

QuidelOrtho	58	2026 Proxy Statement

Table of Contents	Executive Compensation
Outstanding Equity Awards at 2025 Fiscal Year-End
The following table sets forth information on the stock options, time-based RSUs and performance-based RSUs held by the NEOs as of December 28, 2025. This table includes unexercised and unvested stock options and unvested time-based RSUs and performance-based RSUs. Each equity grant is shown separately for each NEO. The vesting schedule for each grant is shown following this table based on the grant date. The market value of the stock awards is based on the closing price of our common stock as of December 26, 2025, which was $29.30. For additional information about the stock options and RSUs, see the “—Compensation Discussion and Analysis—Annual Long-term Equity Incentive Awards” section.

	Option Grant Date	Option Awards(1)				Stock Awards
Name		Number of Securities Underlying Unexercised Options — Exercisable (#)	Number of Securities Underlying Unexercised Options — Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Stock Award Grant Date		Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Brian J. Blaser						05/15/24	(2)			66,725	1,955,043
						05/15/24	(2)			93,416	2,737,089
						05/15/24	(3)	41,518	1,216,477
						01/29/25	(2)			96,507	2,827,655
						01/29/25	(3)	64,338	1,885,103
Joseph M. Busky	07/07/20	42,024	—	119.06	07/07/30
	06/01/22	10,411	—	92.74	06/01/32
	03/28/23	9,850	4,925	87.46	03/28/33	03/28/23	(3)	4,925	144,303
						02/08/24	(2)			11,936	349,725
						02/08/24	(3)	11,937	349,754
						01/29/25	(2)			25,275	740,558
						01/29/25	(3)	25,276	740,587
Michelle A. Hodges	12/01/20	2,105	—	188.95	12/01/30
	02/01/21	1,892	—	254.00	02/01/31
	01/31/22	4,828	1,610	103.36	01/31/32	01/31/22	(3)	1,610	47,173
						01/31/22	(4)	1,814	53,150
	03/28/23	4,924	2,462	87.46	03/28/33	03/28/23	(3)	2,463	72,166
	02/08/24	3,197	6,396	67.02	02/08/34	02/08/24	(3)	6,396	187,403
						11/18/24	(3)	10,698	313,451
	01/29/25	—	23,508	43.52	01/29/35	01/29/25	(3)	23,509	688,814
						04/18/25	(5)	3,910	114,563

QuidelOrtho	59	2026 Proxy Statement

Executive Compensation	Table of Contents

	Option Grant Date	Option Awards(1)				Stock Awards
Name		Number of Securities Underlying Unexercised Options — Exercisable (#)	Number of Securities Underlying Unexercised Options — Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Stock Award Grant Date		Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Philip D. McLellan	11/02/20	1,678	—	248.41	11/02/30
	02/01/21	1,352	—	254.00	02/01/31
	01/31/22	3,380	1,127	103.36	01/31/32	01/31/22	(3)	1,127	33,021
						01/31/22	(4)	847	24,817
	04/26/23	3,890	1,946	88.67	04/26/33	04/26/23	(3)	1,946	57,018
	04/22/24	3,238	6,476	39.08	04/22/34	04/22/24	(3)	6,476	189,747
	01/29/25	—	14,692	43.52	01/29/35	01/29/25	(3)	14,693	430,505
Jonathan P. Siegrist						10/15/24	(3)	37,314	1,093,300
	01/29/25	—	7,347	43.52	01/29/35	01/29/25	(3)	7,346	215,238
1.Generally, stock options are time-based and vest over three to four years. For stock options that were not exercisable at December 28, 2025 and were granted on March 28, 2023, April 26, 2023, February 8, 2024, April 22, 2024 or January 29, 2025 presented in the table above, one-third of the underlying shares of common stock vest each year on the anniversary of the grant date over a three-year period. For the stock options that were not exercisable at December 28, 2025 and were granted on January 31, 2022 presented in the table above, 25% of the underlying shares of common stock vest each year on the anniversary of the grant date over a four-year period.
2.Represents TSR PSUs granted to Messrs. Blaser and Busky. TSR PSUs granted on February 8, 2024, May 15, 2024 and January 29, 2025 vest over a three-year performance period based on the Company’s relative TSR against the S&P Midcap 400 Health Sector Index. The February 8, 2024 grant vests based on TSR performance from January 1, 2024 to December 31, 2026, the May 15, 2024 grant vests based on TSR performance from May 6, 2024 to December 31, 2026, and the January 29, 2025 grants vest based on TSR performance from January 1, 2025 to December 31, 2027. The payout scale is from 0% to 200%; the participating NEOs would earn specified percentages of TSR PSUs based on the Company’s relative percentile achievement of TSR over the applicable performance period. If the Company’s relative TSR is less than 25%, there is no payout; if it is 25%, the payout is 50%; if it is 50%, the payout is 100%; and if it is 75% or higher, the payout is 200%. Payouts for achievement in between these relative TSR percentiles are scaled linearly. Payout is capped at 100% of the TSR PSUs if our stock price at the end of the performance period is less than our stock price at the beginning of the performance period, even if the Company’s relative TSR is above 50%.
3.Represents time-based RSUs granted to the NEOs. For RSUs granted on January 31, 2022, 25% of the RSUs vest each year on the anniversary of the grant date over a four-year period. For RSUs granted on March 28, 2023, April 26, 2023, February 8, 2024, April 22, 2024, May 15, 2024, October 15, 2024, November 18, 2024 or January 29, 2025, one-third of the RSUs vest each year on the anniversary of the grant date over a three-year period.
4.Represents integration/retention equity awards granted in the form of time-based RSUs to Ms. Hodges and Mr. McLellan. For RSUs granted on January 1, 2022, 50% of the RSUs vest on the second anniversary of the grant date and the remaining 50% of the RSUs vest in equal annual installments (25% per year) thereafter.
5.Represents Premium RSUs granted to Ms. Hodges on April 18, 2025 under the 2024 Employee Deferred Compensation Plan, which will fully vest on April 18, 2026.

QuidelOrtho	60	2026 Proxy Statement

Table of Contents	Executive Compensation
Option Exercises and RSUs Vested in Fiscal Year 2025
The following table sets forth RSUs that vested for the NEOs during fiscal year 2025. None of our NEOs exercised stock options during fiscal year 2025.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)

Brian J. Blaser	—	—	20,759	685,670
Joseph M. Busky	—	—	5,968	255,968
	—	—	4,925	171,833
	—	—	5,392	165,373
	—	—	21,367	615,797
Michelle A. Hodges	—	—	3,424	148,807
	—	—	474	20,600
	—	—	3,197	137,119
	—	—	2,463	85,934
	—	—	420	12,491
	—	—	11,873	342,180
	—	—	390	10,651
	—	—	5,349	113,827
Philip D. McLellan	—	—	1,973	85,747
	—	—	338	14,689
	—	—	3,237	79,177
	—	—	1,945	54,635
	—	—	420	12,491
	—	—	4,749	136,866
Jonathan P. Siegrist	—	—	18,656	509,495
1.The value realized on vesting reflects the number of shares subject to RSUs that vested during fiscal year 2025 multiplied by the closing price of our common stock on the applicable vesting date.

QuidelOrtho	61	2026 Proxy Statement

Executive Compensation	Table of Contents
Nonqualified Deferred Compensation
The following table sets forth compensation deferred by each NEO during fiscal year 2025:

Name	Executive Contributions in Last FY(1) ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY(2) ($)	Aggregate Withdrawals/Distributions in Last FY ($)	Aggregate Balance at Last FYE(3) ($)

Brian J. Blaser	—	—	—	—	—
Joseph M. Busky	—	—	—	—	—
Michelle A. Hodges	328,116	—	69,987	—	398,103
Philip D. McLellan	—	—	(39,513)	—	77,440
Jonathan P. Siegrist	—	—	—	—	—
1.Represents the amount of incentive compensation deferred under the 2024 Employee Deferred Compensation Plan by each NEO. The amount is included as a component of “Non-equity Incentive Plan Compensation” for 2024 in the Summary Compensation Table.
2.Represents the change in value of the deferred incentive compensation for each NEO relating to the 2021 Employee Deferred Compensation Plan, 2022 Employee Deferred Compensation Plan, 2023 Employee Deferred Compensation Plan and 2024 Employee Deferred Compensation Plan (collectively, the “Deferred Bonus Plans”).
3.Aggregate deferrals include deferrals from the Deferred Bonus Plans. Each employee participating in a Deferred Bonus Plan is eligible for Premium RSUs equal to either 10%, 20% or 30% of the deferred cash incentive bonus, depending on the length of deferral elected by the employee. Pursuant to the Deferred Bonus Plans, (a) Ms. Hodges received the following RSUs on April 18, 2025: 16,946 shares (including 3,910 Premium RSUs) and (b) Mr. McLellan received the following RSUs on January 31, 2022: 2,643 shares (including 634 Premium RSUs). Ms. Hodges’ deferred amount is reported as her compensation in the “Stock Awards” and “Non-equity Incentive Plan Compensation” columns of the Summary Compensation Table (with Premium RSUs being reported as “Stock Awards” in the year of grant and Converted RSUs being reported as “Non-equity Incentive Plan Compensation” in the year with respect to which the deferred cash incentive bonus was earned).
Employment, Severance and Change in Control Arrangements
In connection with the appointment of Mr. Blaser as our President and CEO on May 6, 2024, Mr. Blaser entered into an employment offer letter with us, dated April 30, 2024, pursuant to which Mr. Blaser is entitled to receive (1) an annual base salary of $1,000,000 and (2) an annual target cash bonus opportunity of not less than 125% of base salary and a maximum cash bonus opportunity of not less than 150% of target. In addition, he received (a) an annual equity grant for 2024 pursuant to the 2024 Performance LTI Program with a total grant date value of $7,000,000, consisting of (i) 40% time-based RSUs, which will vest in equal annual installments over a three-year period and (ii) 60% performance-based RSUs, which will vest if certain relative TSR criteria are met over the performance period, and (b) a one-time sign-on grant of performance-based RSUs with a grant date value of $3,000,000 and with the same vesting criteria as the performance-based RSUs granted pursuant to the 2024 Performance LTI Program. Under his employment offer letter, Mr. Blaser is an “at-will” employee of the Company, which means that either Mr. Blaser or the Company can terminate his employment at any time for any reason.
Messrs. Busky and McLellan, Ms. Hodges and Dr. Siegrist are also “at will” employees of the Company with compensation arrangements that include, among other items: (1) a base salary for 2025 of $680,000, $515,000, $625,000 and $575,000, respectively; (2) eligibility for an annual cash incentive bonus in accordance with our Cash Incentive Plans; and (3) eligibility for an annual equity award in accordance with our Equity Incentive Programs.

QuidelOrtho	62	2026 Proxy Statement

Table of Contents	Executive Compensation
Each of the NEOs entered into a Severance and CIC Agreement with us, which supersedes and replaces any of their respective prior agreements or offer letters entered into with us or our affiliates or subsidiaries governing severance and/or change in control. Except as modified for Mr. Blaser as described below, the Severance and CIC Agreement provides for the payment of severance benefits if (1) the executive’s employment is terminated by us without Cause (as defined in the Severance and CIC Agreement) more than 30 days prior to or more than two years following a Change in Control (as defined in the Severance and CIC Agreement) (a “Non-CIC Qualifying Termination”) or (2) the executive’s employment with us terminates within two years following or 30 days prior to a Change in Control (a “CIC Qualifying Termination”) for any reason other than the executive’s voluntary resignation (which does not include resignations stemming from a material adverse change in compensation, title, status, overall position, responsibilities, authority, reporting relationship or location of workplace), the executive’s death or permanent disability, or our termination of the executive for Cause.
The severance benefits under the Severance and CIC Agreement generally consist of a lump sum cash payment equal to two times the sum of (1) the executive’s highest annual base salary within the three-year period ending on the date of termination, plus (2) an amount equal to the annualized average of all cash bonuses and cash incentive compensation paid to the executive during the two-year period immediately before the date of termination. In addition, the Severance and CIC Agreement provides for: (a) payment of $25,000 to help defray legal, tax and accounting fees, executive outplacement services and other costs associated with transitional matters; (b) continued coverage for two years under our group medical insurance, group dental insurance and group vision insurance programs or equivalent compensation by alternative means, unless and to the extent the executive obtains concurrent coverage through another program, in which case our coverage will be terminated or reduced as applicable; and (c) in the event of a CIC Qualifying Termination (but not, for avoidance of doubt, a Non-CIC Qualifying Termination), immediate vesting and exercisability of any and all unvested stock options, RSUs and any other equity awards held by the executive, unless previously waived or otherwise expressly agreed to by the executive (with any outstanding performance-based equity awards being deemed earned at the greater of the target level of performance or actual performance through the date of the Change in Control). Severance benefits are contingent upon the executive executing a customary general release of claims and the executive’s continued compliance, in all material respects, with the terms of the Severance and CIC Agreement.
Mr. Blaser’s Severance and CIC Agreement is substantially similar to the other NEOs’ Severance and CIC Agreements described above, but it has been modified such that (1) we generally may not provide a notice of non-renewal prior to May 6, 2027, to the extent necessary to continue certain Non-CIC Qualifying Termination protections through May 6, 2027, (2) the non-change in control severance benefits will be payable upon a termination by us without Cause or as a result of our material breach of his employment offer letter during the first three years following May 6, 2024, (3) the bonus portion of any severance payment triggered during the first three years following May 6, 2024 will be based on the greater of the average bonus paid over the preceding two years and Mr. Blaser’s target annual bonus, and (4) in the event of a Non-CIC Qualifying Termination during the first three years following May 6, 2024, the time-based RSUs granted to him in 2024 will become fully vested.

QuidelOrtho	63	2026 Proxy Statement

Executive Compensation	Table of Contents
Potential Post-Employment Payments
As described above, our NEOs have employment, severance and/or change in control agreements with us. The table below illustrates the compensation that would be payable by us to each NEO in the event of a change in control of the Company or a termination of the NEO’s employment with the Company for various described reasons, sometimes referred to in this section as a “triggering event.” In accordance with applicable SEC rules, the following illustrations assume:
•that the triggering event in question, the death, disability, change in control or termination occurred on December 26, 2025, which was the last full business day prior to the last day of our 2025 fiscal year end, which fell on Sunday, December 28, 2025; and
•the calculations provided below are based on the closing price of our common stock as of December 26, 2025, which was $29.30.
In addition, in connection with any actual termination of employment, the Board or the Compensation Committee may determine to enter into an agreement providing additional benefits or amounts, or altering the terms of benefits described below, as deemed appropriate by the Board or the Compensation Committee. The illustrations exclude any vested awards deferred pursuant to our Employee Deferred Compensation Plans. The actual amounts that would be paid upon an NEO’s termination of employment can only be determined at the time of such NEO’s separation from the Company. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be higher or lower than reported below. Factors that could affect these amounts include our stock price at the time of termination and determinations by the Board.

Name	Potential Executive Benefits and Payments	Voluntary Termination Total ($)	Retirement Total ($)	Involuntary, Not for Cause or Voluntary, Good Reason Termination Total ($)		Involuntary, for Cause Termination Total ($)	Change in Control Total ($)

Brian J. Blaser	Base Salary(1)	—	—	2,000,000		—	2,000,000
	Short-term Incentive Bonus(8)	—	—	3,750,000		—	3,750,000
	RSU Awards-Unvested and accelerated	—	—	1,216,477	(4)	—	10,621,367	(3)
	Stock Options-Unvested and accelerated(5)	—	—	—		—	—
	Healthcare(6)	—	—	—		—	—
	Other Payments(7)	—	—	25,000		—	25,000
Joseph M. Busky	Base Salary(1)	—	—	1,360,000		—	1,360,000
	Short-term Incentive Bonus(2)	—	—	944,625		—	944,625
	RSU Awards-Unvested and accelerated	—	—	—		—	2,324,927	(3)
	Stock Options-Unvested and accelerated(5)	—	—	—		—	—
	Healthcare(6)	—	—	158,452		—	158,452
	Other Payments(7)	—	—	25,000		—	25,000

QuidelOrtho	64	2026 Proxy Statement

Table of Contents	Executive Compensation

Name	Potential Executive Benefits and Payments	Voluntary Termination Total ($)	Retirement Total ($)	Involuntary, Not for Cause or Voluntary, Good Reason Termination Total ($)		Involuntary, for Cause Termination Total ($)	Change in Control Total ($)

Michelle A. Hodges	Base Salary(1)	—	—	1,250,000		—	1,250,000
	Short-term Incentive Bonus(2)	—	—	927,938		—	927,938
	RSU Awards-Unvested and accelerated	—	—	53,150	(4)	—	1,476,720	(3)
	Stock Options-Unvested and accelerated(5)	—	—	—		—	—
	Healthcare(6)	—	—	73,267		—	73,267
	Other Payments(7)	—	—	25,000		—	25,000
Philip D. McLellan	Base Salary(1)	—	—	1,030,000		—	1,030,000
	Short-term Incentive Bonus(2)	—	—	405,563		—	405,563
	RSU Awards-Unvested and accelerated	—	—	24,817	(4)	—	735,108	(3)
	Stock Options-Unvested and accelerated(5)	—	—	—		—	—
	Healthcare(6)	—	—	99,597		—	99,597
	Other Payments(7)	—	—	25,000		—	25,000
Jonathan P. Siegrist	Base Salary(1)	—	—	1,150,000		—	1,150,000
	Short-term Incentive Bonus(2)	—	—	356,683		—	356,683
	RSU Awards-Unvested and accelerated	—	—	—		—	1,308,538	(3)
	Stock Options-Unvested and accelerated(5)	—	—	—		—	—
	Healthcare(6)	—	—	159,436		—	159,436
	Other Payments(7)	—	—	25,000		—	25,000
1.This amount represents two times the NEO’s highest annual salary rate within the three-year period ending on December 26, 2025. Payable in one lump sum upon termination.
2.This amount represents two times the annualized average of all cash bonuses and cash incentive compensation paid to the NEO in 2024 and 2025, as applicable. Payable in one lump sum upon termination.
3.This represents the value of unvested RSUs and unearned performance-based RSUs at target levels, including Premium RSUs earned pursuant to the Employee Deferred Compensation Plans as detailed in the “Nonqualified Deferred Compensation” table.
4.Amounts represent the value of (a) the unvested RSUs granted to Mr. Blaser in May 2024 that would accelerate upon involuntary termination without Cause during the first three years following May 6, 2024, and (b) the unvested RSUs of the integration/retention equity awards that Ms. Hodges and Mr. McLellan received in January 2022 in connection with the Combinations that would accelerate upon an involuntary termination without Cause.
5.This represents the intrinsic value of in-the-money unvested stock options (based on the closing price of $29.30 per share as of the last full business day prior to the end of our fiscal year 2025). No amounts are represented because the unvested stock options were out-of-the-money based on such closing price as of such date.
6.Per the Severance and CIC Agreements, for two years, coverage is continued under our group medical insurance, group dental insurance and group vision insurance programs, unless and to the extent the NEO obtains concurrent coverage through another program, in which case our coverage will be terminated or reduced as applicable. Mr. Blaser obtained healthcare coverage through another program as of December 26, 2025 and would not be eligible for healthcare coverage under his Severance and CIC Agreement.

QuidelOrtho	65	2026 Proxy Statement

Executive Compensation	Table of Contents
7.Each NEO’s Severance and CIC Agreement provides for payment of $25,000 to help defray the legal, tax and accounting fees, executive outplacement services and other costs associated with transitional matters.
8.This amount represents two times the greater of (a) the annualized average of all cash bonuses and cash incentive compensation paid to Mr. Blaser in 2024 and 2025 and (b) Mr. Blaser’s highest target bonus opportunity under the Company’s cash incentive plan for any period prior to the date of termination. Payable in one lump sum upon termination.
CEO Pay Ratio
We are providing the following information regarding the relationship of the annual total compensation of our CEO and that of our “median employee,” as required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K. The pay ratio information provided below is a reasonable estimate calculated in a manner consistent with these pay ratio disclosure rules.
In determining the pay ratio information, we first identified our “median employee” for the 2025 fiscal year by using the following methodology, as permitted by the SEC’s pay ratio disclosure rules:
•We selected December 28, 2025 as the date upon which we would identify our employee population and median employee and, from our tax and payroll records, we compiled a list of 6,537 total full-time, part-time, temporary and seasonal employees who were employed on that date.
•We used total cash compensation during the 2025 fiscal year as a consistently applied compensation measure to identify our median employee from the employees on the list, excluding our CEO. For this purpose, we define total cash compensation as base wages. We did not include incentive cash compensation because our incentive cash compensation program does not extend throughout the organization and would therefore not be expected to impact the determination of the median employee.
Once our median employee was identified in the manner described above, we calculated the annual total compensation of the median employee using the same methodology that we used to determine the annual total compensation of our CEO, as reported in the Summary Compensation Table above.
For our 2025 fiscal year:
•The annual total compensation of the median employee was $73,316;
•The annual total compensation of our CEO, as reported in the Summary Compensation Table, was $11,255,782; and
•The ratio of the annual total compensation of our CEO to the annual total compensation of the median employee was estimated to be 154 to 1.
It should be noted that the SEC’s pay ratio disclosure rules provide reporting companies with flexibility in determining the methodology used to identify the median employee and the pay ratio. Accordingly, our methodology may differ materially from the methodology used by other companies to prepare their pay ratio disclosures, which may contribute to a lack of comparability between our pay ratio and the pay ratio reported by other companies, including those within our industry.
Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance metrics of the Company. For further information on the Company’s pay-for-performance philosophy and how the Company’s executive compensation is designed to align with the Company’s performance, refer to the “—Compensation Discussion and Analysis” section.

QuidelOrtho	66	2026 Proxy Statement

Table of Contents	Executive Compensation

(a)	(b)	(c)	(b)	(c)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Year	Summary Compensation Table Total for Mr. Blaser(1) ($)	Compensation Actually Paid to Mr. Blaser(2) ($)	Summary Compensation Table Total for Mr. Iskra(1) ($)	Compensation Actually Paid to Mr. Iskra(2) ($)	Summary Compensation Table Total for Mr. Bryant(1) ($)	Compensation Actually Paid to Mr. Bryant(2) ($)	Average Summary Compensation Table Total for Non-PEO NEOs(3) ($)	Average Compensation Actually Paid to Non-PEO NEOs(4) ($)	Value of Initial Fixed $100 Investment Based On:		Net (Loss) Income (in millions) (7) ($)	Adjusted EBITDA (in millions) (8) ($)
									Total Shareholder Return(5) ($)	Peer Group Total Shareholder Return(6) ($)

2025	11,255,782	531,459	—	—	—	—	3,169,195	1,802,226	15.90	99.39	(1,131.8)	597.0
2024	15,044,937	14,425,587	6,191,573	1,784,689	12,050,065	(1,069,501)	3,556,530	1,826,605	24.80	81.07	(2,052.0)	542.9
2023	—	—	—	—	6,757,143	3,955,336	2,924,669	2,029,077	41.02	81.77	(10.1)	723.2
2022	—	—	—	—	12,885,604	6,654,018	3,831,285	2,506,945	47.69	76.75	548.7 (9)	1,331.0 (9)
2021	—	—	—	—	5,464,148	3,080,082	2,465,773	1,985,148	75.14	96.45	704.2	970.8
1.The dollar amounts reported are the amounts of total compensation reported in our Summary Compensation Table for Mr. Blaser, our President and CEO since May 2024, Mr. Iskra, our former interim CEO from February through May 2024 and Mr. Bryant, our former CEO from March 2009 through February 2024. In 2024, in connection with Mr. Iskra’s termination by us without Cause in November 2024, he received $2,601,801, which was comprised of (a) his severance benefits pursuant to the terms of his Severance and CIC Agreement and (b) his cash retention award that was granted in February 2024 in the amount of $639,630, which became payable upon his termination. In 2024, in connection with Mr. Bryant’s termination by us without Cause in February 2024, he received severance benefits pursuant to the terms of his Severance and CIC Agreement in the amount of $5,604,225. In 2022, Mr. Bryant received a success cash bonus award and 25% of his integration/retention cash bonus award that was paid upon the closing of the Combinations and the remaining 75% was paid in 2023.
2.The dollar amounts reported represent the amount of “compensation actually paid,” as computed in accordance with SEC rules. The dollar amounts do not reflect the actual amount of compensation earned by or paid during the applicable year. In accordance with SEC rules, the following adjustments were made to total compensation to determine the compensation actually paid:

Year	Reported Summary Compensation Table Total for Mr. Blaser ($)	Reported Value of Equity Awards(a) ($)	Equity Award Adjustments(b) ($)	Compensation Actually Paid to Mr. Blaser ($)

2025	11,255,782	(8,965,822)	(1,758,501)	531,459
a.The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.
b.The equity award adjustments for each applicable year include, if applicable, the addition (or subtraction, as applicable) of the following:
i.the year-end fair value of any equity awards granted in the applicable year that were outstanding and unvested as of the end of the year;
ii.the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that were outstanding and unvested as of the end of the applicable year;
iii.for awards that were granted and vested in the applicable year, the fair value as of the vesting date;
iv.for awards granted in prior years that vested in the applicable year, the amount equal to the change in fair value as of the vesting date (from the end of the prior fiscal year);
v.for awards granted in prior years that failed to meet the vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and
vi.the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year.

QuidelOrtho	67	2026 Proxy Statement

Executive Compensation	Table of Contents
The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments for Mr. Blaser are as follows:

Year	Year-end Fair Value of Equity Awards Granted in the Year and Unvested at the End of the Year ($)	Year-over-Year Change in Fair Value of Outstanding and Unvested Equity Awards ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Change in Fair Value from End of Prior Year to Vesting Date of Equity Awards Granted in Prior Years that Vested in the Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Value of Dividends or Other Earnings Paid on Stock or Option Awards Not Otherwise Reflected in Fair Value ($)	Total Equity Award Adjustments ($)

2025	5,165,086	(6,690,671)	N/A	(232,916)	N/A	N/A	(1,758,501)
3.The dollar amounts reported represent the average of the amounts reported for the NEOs as a group (excluding our CEOs) in the “Total” column of the Summary Compensation Table for each applicable year. The names of each of the NEOs (excluding our CEOs) included for purposes of calculating the average amounts in each applicable year are as follows: (a) for 2025, Messrs. Busky and McLellan, Ms. Hodges and Dr. Siegrist; (b) for 2024, Mr. Busky, Ms. Hodges, Mr. McLellan, our COO since November 2024, Dr. Siegrist, our EVP of R&D and CTO since October 2024, Robert Bujarski, our former interim President, EVP and COO until November 2024, and Patrick Klein, our former SVP, Chief Administrative Officer until March 2024; (c) for 2023, Messrs. Busky, Bujarski and Iskra and Werner Kroll, who served as our SVP, R&D until October 2024; (d) for 2022, Randall Steward, who served as our CFO until May 27, 2022, Mr. Busky, who became our CFO effective May 27, 2022, Mr. Bujarski, Ms. Hodges and Dr. Kroll; and (e) for 2021, Messrs. Steward and Bujarski, Ms. Hodges and Dr. Kroll. In 2025, (i) Messrs. Busky and McLellan and Ms. Hodges received cash retention awards of $586,327, $100,000 and $533,025, respectively and (ii) Dr. Siegrist received 50% of his one-time sign-on cash bonus of $500,000. In 2024, in connection with Mr. Bujarski’s termination by us without Cause in November 2024, he received $2,848,252, which was comprised of (i) his severance benefits pursuant to the terms of his Severance and CIC Agreement and (ii) his cash retention award that was granted in February 2024 in the amount of $639,630, which became payable upon his termination. Also in 2024, Dr. Siegrist received 50% of his one-time sign-on cash bonus of $500,000. In 2022, Messrs. Bujarski and Steward, Ms. Hodges and Dr. Kroll received a success cash bonus award and/or 25% of their integration/retention cash bonus award that were paid upon the closing of the Combinations, with the remaining 75% paid in 2023. Mr. Busky also received a transaction bonus and 40% of his retention bonus that was paid upon the closing of the Combinations, with the remaining 60% paid in 2023.
4.The dollar amounts reported represent the average amount of “compensation actually paid” to the NEOs as a group (excluding our CEOs), as computed in accordance with SEC rules. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding our CEOs) during the applicable year. In accordance with the SEC rules, the following adjustments were made to average total compensation for the NEOs as a group (excluding our CEOs) for each year to determine the compensation actually paid, using the same methodology described in Note 2 above:

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs ($)	Average Reported Value of Equity Awards ($)	Average Equity Award Adjustments(a) ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)

2025	3,169,195	(1,477,731)	110,762	1,802,226
a.The amounts deducted or added in calculating the total average equity award adjustments are as follows:

Year	Average Year-end Fair Value of Equity Awards Granted in the Year and Unvested at the End of the Year ($)	Year-over- Year Average Change in Fair Value of Outstanding and Unvested Equity Awards ($)	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Average Change from End of Prior Year to Vesting Date in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Average Value of Dividends or Other Earnings Paid on Stock or Option Awards Not Otherwise Reflected in Fair Value ($)	Total Average Equity Award Adjustments ($)

2025	937,888	(470,196)	N/A	(356,930)	N/A	N/A	110,762

QuidelOrtho	68	2026 Proxy Statement

Table of Contents	Executive Compensation
5.Cumulative TSR is calculated based on a fixed investment of $100 from the beginning of calendar year 2021 (the earliest year in the table) through the end of the applicable year, assuming reinvestment of dividends.
6.Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the following published industry index: NASDAQ Healthcare Composite Index.
7.The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.
8.Adjusted EBITDA consists of net income before interest expense, net, provision for (benefit from) income taxes and depreciation and amortization and eliminates (a) certain non-operating income or expense items and (b) impacts of certain non-cash, unusual or other items that are included in net income, which we do not consider indicative of our ongoing operating performance.
9.In 2022, Net Income decreased to $548.7 million while Adjusted EBITDA increased to $1,331.0 million, primarily due to the closing of the Combinations, which resulted in one-time increased costs in 2022, including higher depreciation and amortization expense, acquisition and integration costs and interest expenses (the “Increased Costs”). Specifically, the 2022 decrease in Net Income was impacted by the Increased Costs while the 2022 increase in Adjusted EBITDA was primarily driven by the inclusion of Ortho’s Adjusted EBITDA and the Increased Costs were excluded from Adjusted EBITDA, as described in Note 8 above.
Financial Performance Measures
As described in greater detail in the “—Compensation Discussion and Analysis” section, one of the core objectives of our executive compensation program is supporting our mission, values and corporate strategies by adopting a pay-for-performance philosophy that provides incentives to our executive officers and employees that are designed to support these core principles. The metrics that we use for both our long-term and short-term incentive awards, including our annual cash incentive programs, are selected with the objective of incentivizing our NEOs to increase the value of our enterprise for our stockholders. The most important financial performance measures used by the Company to link executive compensation actually paid to the NEOs, for the most recently completed fiscal year, to the Company’s performance are as follows:

Most Important Performance Measures

Adjusted EBITDA
Revenue
TSR
Analysis of the Information Presented in the Pay versus Performance Table
While the Company utilizes several performance measures to align executive compensation with the Company’s performance, all such performance measures are not presented in the Pay versus Performance table. Moreover, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with compensation that is actually paid (as computed in accordance with SEC rules) for a particular year. In accordance with SEC rules, we are providing the following descriptions of the relationships between information presented in the Pay versus Performance table:

QuidelOrtho	69	2026 Proxy Statement

Executive Compensation	Table of Contents

QuidelOrtho	70	2026 Proxy Statement

Table of Contents	Executive Compensation

QuidelOrtho	71	2026 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters
The following table sets forth the number of shares of our common stock beneficially owned as of April 10, 2026 (except as otherwise indicated in the footnotes to the table) by (1) each person known by us as of such date to beneficially own more than 5% of our outstanding common stock, (2) each of our directors and nominees, (3) each of the NEOs (as included in the Summary Compensation Table herein) and (4) all current directors and executive officers as a group. On April 10, 2026, there were 68,095,220 shares of our common stock outstanding.

	Beneficial Ownership of Common Stock(1)(2)
	Number of Shares (#)	Percent of Class (%)

>5% Stockholders
BlackRock, Inc.(3) 50 Hudson Yards New York, New York 10001	9,995,336	14.7
The Vanguard Group(4) 100 Vanguard Boulevard Malvern, Pennsylvania 19355	7,796,462	11.4
T. Rowe Price Investment Management, Inc.(5) 1307 Point Street Baltimore, Maryland 21231	5,629,965	8.3
FMR LLC(6) 245 Summer Street Boston, Massachusetts 02210	5,420,218	8.0
Rubric Capital Management LP(7) 155 E. 44th Street, Suite 1630 New York, New York 10017	3,777,157	5.5
Invesco Ltd.(8) 1331 Spring Street NW, Suite 2500 Atlanta, Georgia 30309	3,470,656	5.1
Non-Employee Directors
Kenneth F. Buechler, Ph.D.(9)	141,194	*
John R. Chiminski(10)	11,181	*
Evelyn S. Dilsaver(11)	17,453	*
R. Scott Huennekens(12)	9,352	*
Edward L. Michael(13)	37,245	*

QuidelOrtho	72	2026 Proxy Statement

Table of Contents	Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

	Beneficial Ownership of Common Stock(1)(2)
	Number of Shares (#)	Percent of Class (%)

Mary Lake Polan, M.D., Ph.D., M.P.H.(14)	50,094	*
Ann D. Rhoads(15)	25,883	*
Matthew W. Strobeck, Ph.D.(16)	89,636	*
Kenneth J. Widder, M.D.(17)	57,531	*
Joseph D. Wilkins Jr.(18)	18,705	*
Named Executive Officers
Brian J. Blaser(19)	85,974	*
Joseph M. Busky(20)	122,318	*
Michelle A. Hodges(21)	88,272	*
Philip D. McLellan(22)	51,747	*
Jonathan P. Siegrist(23)	15,868	*
All current directors and executive officers as a group (17 persons)(24)	768,907	1.1
*Indicates ownership of less than 1% of our outstanding common stock.
1.Beneficial ownership is determined in accordance with SEC rules. Unless otherwise noted, and subject to applicable community property laws, each director and executive officer has sole voting and dispositive power with respect to the shares indicated. The address for our directors and executive officers is c/o QuidelOrtho Corporation, 9975 Summers Ridge Road, San Diego, California 92121.
2.Shares of common stock subject to stock options or RSUs exercisable or vesting on or within 60 days of April 10, 2026 are deemed outstanding for computing the number of shares and the percentage ownership of the person holding such stock options or RSUs, but are not deemed outstanding for computing the percentage ownership of any other person.
3.Based on information reported in Amendment No. 5 to a Schedule 13G filed with the SEC on July 17, 2025 by BlackRock, Inc., which reported beneficial ownership of 9,995,336 shares of common stock with respect to which BlackRock, Inc. has sole voting power over 9,853,000 shares and sole dispositive power over 9,995,336 shares.
4.Based on information reported in Amendment No. 5 to a Schedule 13G filed with the SEC on July 29, 2025 by The Vanguard Group, which reported beneficial ownership of 7,796,462 shares of common stock with respect to which The Vanguard Group has shared voting power over 84,476 shares, sole dispositive power over 7,628,449 shares and shared dispositive power over 168,013 shares. In Amendment No. 6 to a Schedule 13G filed with the SEC on March 27, 2026, The Vanguard Group subsequently reported that due to an internal realignment it no longer has, or is deemed to have, beneficial ownership over Company securities beneficially owned by various subsidiaries and/or business divisions. The Vanguard Group also reported that certain subsidiaries or business divisions that formerly had, or were deemed to have, beneficial ownership with The Vanguard Group, will report beneficial ownership separately (on a disaggregated basis).
5.Based on information reported in Amendment No. 5 to a Schedule 13G filed with the SEC on April 8, 2026 by T. Rowe Price Investment Management, Inc., which reported beneficial ownership of 5,629,965 shares of common stock with respect to which T. Rowe Price Investment Management, Inc. has sole voting power over 5,612,705 shares and sole dispositive power over 5,629,965 shares.
6.Based on information reported in Amendment No. 1 to a Schedule 13G filed with the SEC on February 5, 2026 by FMR LLC and Abigail P. Johnson, which reported beneficial ownership of 5,420,218 shares of common stock with respect to which (i) FMR LLC has sole voting power over 5,416,389 shares and sole dispositive power over 5,420,218 shares and (ii) Ms. Johnson has sole dispositive power over 5,420,218 shares.
7.Based on information reported in Amendment No. 3 to a Schedule 13G filed with the SEC on February 13, 2026 by Rubric Capital Management LP and David Rosen, managing member of Rubric Capital Management GP LLC, the general partner of Rubric Capital Management LP, which reported beneficial ownership of 3,777,157 shares of common stock with respect to which Rubric Capital Management LP and Mr. Rosen have shared voting and dispositive power over 3,777,157 shares.

QuidelOrtho	73	2026 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters	Table of Contents
8.Based on information reported in a Schedule 13G filed with the SEC on February 12, 2026 by Invesco Ltd., which reported beneficial ownership of 3,470,656 shares of common stock with respect to which Invesco Ltd. has sole voting power over 3,450,932 shares and sole dispositive power over 3,470,656 shares.
9.Includes (i) 5,851 shares of common stock issuable upon the exercise of options that are exercisable on or within 60 days of April 10, 2026, (ii) 8,985 shares of common stock underlying an equal number of RSUs that vest on or within 60 days of April 10, 2026, (iii) 21,951 shares of common stock underlying an equal number of fully vested RSUs for which settlement has been deferred, (iv) 200 shares of common stock that are beneficially owned by Dr. Buechler as custodian of his children’s Uniform Transfers to Minors Act accounts and (v) 200 shares of common stock jointly owned with his children.
10.Includes (i) 6,829 shares of common stock underlying an equal number of RSUs that vest on or within 60 days of April 10, 2026 and (ii) 1,829 shares of common stock underlying an equal number of fully vested RSUs for which settlement has been deferred.
11.Includes 6,829 shares of common stock underlying an equal number of RSUs that vest on or within 60 days of April 10, 2026.
12.Includes 6,829 shares of common stock underlying an equal number of RSUs that vest on or within 60 days of April 10, 2026.
13.Includes (i) 8,081 shares of common stock underlying an equal number of RSUs that vest on or within 60 days of April 10, 2026 and (ii) 7,812 shares of common stock underlying an equal number of fully vested RSUs for which settlement has been deferred.
14.Includes (i) 7,802 shares of common stock underlying an equal number of RSUs that vest on or within 60 days of April 10, 2026, (ii) 12,299 shares of common stock underlying an equal number of fully vested RSUs for which settlement has been deferred and (iii) 17,353 shares of common stock held by a Grantor Retained Annuity Trust (Dr. Polan has sole voting and dispositive power with respect to such shares in her capacity as the sole trustee of such trust).
15.Includes (i) 8,236 shares of common stock underlying an equal number of RSUs that vest on or within 60 days of April 10, 2026 and (ii) 2,626 shares of common stock underlying an equal number of fully vested RSUs for which settlement has been deferred.
16.Includes (i) 259 shares of common stock issuable upon the exercise of options that are exercisable on or within 60 days of April 10, 2026, (ii) 6,829 shares of common stock underlying an equal number of RSUs that vest on or within 60 days of April 10, 2026, (iii) 38,145 shares of common stock held by Birchview Fund, LLC (Dr. Strobeck has sole voting and dispositive power with respect to such shares in his capacity as the Managing Partner of such entity) and (iv) 16,630 shares of common stock beneficially owned by Dr. Strobeck as custodian of his children’s Uniform Gift to Minors Act and other accounts.
17.Includes (i) 5,065 shares of common stock issuable upon the exercise of options that are exercisable on or within 60 days of April 10, 2026, (ii) 8,012 shares of common stock underlying an equal number of RSUs that vest on or within 60 days of April 10, 2026 and (iii) 7,393 shares of common stock underlying an equal number of fully vested RSUs for which settlement has been deferred.
18.Includes 6,829 shares of common stock underlying an equal number of RSUs that vest on or within 60 days of April 10, 2026.
19.Includes (i) 20,759 shares of common stock underlying an equal number of RSUs that vest on or within 60 days of April 10, 2026 and (ii) 40,073 shares of common stock held by a Revocable Trust (Mr. Blaser has sole voting and dispositive power with respect to such shares in his capacity as a trustee of such trust).
20.Includes (i) 67,210 shares of common stock issuable upon the exercise of options that are exercisable on or within 60 days of April 10, 2026 and (ii) 10,290 shares of common stock held by a Revocable Trust (Mr. Busky has shared voting and dispositive power with respect to such shares in his capacity as a trustee of such trust).
21.Includes (i) 32,052 shares of common stock issuable upon the exercise of options that are exercisable on or within 60 days of April 10, 2026 and (ii) 13,036 shares of common stock underlying an equal number of fully vested RSUs for which settlement has been deferred.
22.Includes (i) 24,746 shares of common stock issuable upon the exercise of options that are exercisable on or within 60 days of April 10, 2026, (ii) 5,184 shares of common stock underlying an equal number of RSUs that vest on or within 60 days of April 10, 2026 and (iii) 2,643 shares of common stock underlying an equal number of fully vested RSUs for which settlement has been deferred.
23.Includes 2,449 shares of common stock issuable upon the exercise of options that are exercisable on or within 60 days of April 10, 2026.
24.All current directors and executive officers as a group, and includes an aggregate of (i) 123,901 shares of common stock issuable upon the exercise of options that are exercisable on or within 60 days of April 10, 2026, (ii) 106,171 shares of common stock underlying an equal number of RSUs that vest on or within 60 days of April 10, 2026 and (iii) 56,553 shares of common stock underlying an equal number of fully vested RSUs for which settlement has been deferred.
Except for the information relating to stock options and RSUs, all information with respect to beneficial ownership of shares of common stock in this section is based on filings made by the respective beneficial owners with the SEC or information the beneficial owners provided to us.

QuidelOrtho	74	2026 Proxy Statement

Table of Contents	Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our common stock to file reports of their ownership and changes in ownership of our common stock with the SEC. To our knowledge, based solely on our review of the reports filed with the SEC and written representations from our directors and executive officers that no Form 5 was required, during 2025, we believe that our directors, executive officers and holders of more than 10% of our common stock timely filed all reports required under Section 16(a) of the Exchange Act.

QuidelOrtho	75	2026 Proxy Statement

Securities Authorized for Issuance Under Equity Compensation Plans
The following table provides information about our equity compensation plans as of December 28, 2025. As of such date, we had outstanding awards under the following equity compensation plans: the 2018 Plan, ESPP, Ortho’s 2021 Omnibus Incentive Award Plan (the “2021 Plan”), Quidel’s 2016 Equity Incentive Plan (the “2016 Plan”), Ortho-Clinical Diagnostics Bermuda Co. Ltd. (“Ortho Bermuda”) 2014 Equity Incentive Plan (the “2014 Plan”), Quidel’s 2010 Equity Incentive Plan (the “2010 Plan”) and Quidel’s Amended and Restated 2001 Equity Incentive Plan (the “2001 Plan” and together with the 2021 Plan, 2016 Plan, 2014 Plan and 2010 Plan, the “Former Quidel and Ortho Plans”). The Former Quidel and Ortho Plans have been terminated, expired, superseded by subsequent plans or assumed by the Company, and no additional awards will be made under such plans. However, any outstanding awards under such plans will continue to vest in accordance with their terms.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted-average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)

Equity compensation plans approved by stockholders	2,466,128	(1)	55.64	4,837,468	(2)
Equity compensation plans not approved by stockholders(3)	162,427		114.07	—
Total	2,628,555	(1)	67.79	4,837,468	(2)
1.Includes 1,847,271 RSUs, including performance-based RSUs, for which there is no exercise price reflected in column (b). Of these RSUs, 1,832,688 were granted under the 2018 Plan, 4,258 were granted under the 2010 Plan and 10,325 were granted under the 2001 Plan.
2.Includes (i) 360,522 shares of common stock available for issuance under the ESPP and (ii) 4,476,946 shares of common stock available for issuance, as of December 28, 2025, under the 2018 Plan, pursuant to which incentive stock awards may be granted, including restricted stock.
3.Includes shares issuable under the 2014 Plan, a description of which is set forth immediately below.
Material Features of the 2014 Plan
On October 22, 2014, the board of directors of Ortho Bermuda, Ortho’s predecessor, approved the 2014 Plan with the purpose of attracting, retaining and incentivizing employees, directors and consultants (the “2014 Plan Participants”) in furtherance of Ortho’s success. The 2014 Plan allowed for the issuance by Ortho of stock options, restricted stock and other stock-based awards. Stock options and restricted shares granted under the 2014 Plan were authorized by the board of directors of Ortho Bermuda and Ortho, as applicable, or a designated committee thereof (the “Plan Administrator”). The equity grants awarded under the 2014 Plan were typically in the form of stock options with an exercise price equal to the fair market value of Ortho’s shares on the grant date. The terms of the options varied with each grant and were determined by the Plan Administrator within the guidelines of the 2014 Plan. From time to time, Ortho also made limited awards of restricted stock to certain 2014 Plan Participants in order to deliver an additional form of equity incentive compensation. As a result of the closing of the Combinations, the 2014 Plan was assumed by the Company and will continue in effect on the same terms and conditions (subject to the adjustments required or permitted by the Business Combination Agreement), provided that no new awards will be made under the 2014 Plan and outstanding awards under the 2014 Plan were converted, in part, into stock options and restricted shares in the Company. As of December 28, 2025, there were 162,427 stock options and no unvested restricted stock awards outstanding under the 2014 Plan.

QuidelOrtho	76	2026 Proxy Statement

PROPOSAL TWO
Say-on-Pay Proposal
In accordance with the requirements of Section 14A of the Exchange Act, we are providing our stockholders with an advisory (non-binding) vote on the compensation of our NEOs (commonly referred to as “Say-on-Pay”). Accordingly, we are asking stockholders to vote on the following resolution at the Annual Meeting:
“Resolved, that the compensation paid to the Company’s NEOs, as disclosed in the ‘Executive Compensation—Compensation Discussion and Analysis’ section, the accompanying compensation tables and the related narrative discussion in this Proxy Statement, is hereby approved.”
The advisory approval of the Company’s executive compensation is a non-binding vote on the compensation paid to the NEOs, as described pursuant to Item 402 of Regulation S-K, including in the “Executive Compensation—Compensation Discussion and Analysis” section, the accompanying compensation tables and the related narrative discussion set forth in this Proxy Statement.
As described in detail under the “Executive Compensation—Compensation Discussion and Analysis” section, our compensation programs are designed to attract, retain and motivate highly qualified executive officers who are able to achieve corporate objectives and create stockholder value. The Compensation Committee believes the Company’s executive compensation programs reflect a strong pay-for-performance philosophy and are well aligned with our stockholders’ long-term interests. Stockholders are encouraged to read the “Executive Compensation—Compensation Discussion and Analysis” section, the accompanying compensation tables and the related narrative discussion.
Because the vote on this proposal is advisory in nature, it will not affect any compensation already paid or awarded to our NEOs and will not be binding on the Board or the Compensation Committee. However, the Compensation Committee will consider the outcome of the vote when making future executive compensation decisions. Unless the Board modifies its policy on the frequency of future Say-on-Pay votes, it is expected that the next Say-on-Pay vote will occur at the 2027 annual meeting of stockholders.
Vote Required and Board Recommendation
Advisory approval of the Say-on-Pay Proposal requires the affirmative vote of a majority of the shares present at the Annual Meeting virtually or by proxy and entitled to vote on such proposal. Abstentions will have the same effect as a vote “AGAINST” the proposal. Broker non-votes, if any, will have no effect on the outcome of this proposal.

VOTE The Board recommends that the stockholders vote “FOR” the Say-on-Pay Proposal.

QuidelOrtho	77	2026 Proxy Statement

PROPOSAL THREE
External Auditor Proposal
The Audit Committee has selected KPMG as our independent registered public accounting firm for the fiscal year ending January 3, 2027. We are asking our stockholders to ratify this selection. Although ratification is not required by law, our Bylaws or otherwise, the Board is submitting the selection of KPMG to our stockholders as a matter of good corporate practice. If the stockholders do not ratify the appointment of KPMG, the Audit Committee will reconsider its selection. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.
One or more representatives of KPMG are expected to attend the Annual Meeting. The representatives of KPMG will have an opportunity to make a statement, if they so desire, and are expected to be available to respond to appropriate stockholder questions.
Vote Required and Board Recommendation
Approval of the External Auditor Proposal requires the affirmative vote of a majority of the shares present at the Annual Meeting virtually or by proxy and entitled to vote on such proposal. Abstentions will have the same effect as a vote “AGAINST” the proposal. Broker non-votes, if any, will have no effect on the outcome of this proposal.

VOTE The Board recommends that the stockholders vote “FOR” the External Auditor Proposal.

QuidelOrtho	78	2026 Proxy Statement

Meeting and Other Information
Stockholder Proposals and Director Nominations
Our Bylaws require that a stockholder give timely written notice to our Corporate Secretary of any proposal for the nomination of a director or any other business such stockholder proposes to bring before an annual meeting of stockholders and comply with the other procedures and requirements set forth in our Bylaws (which include information required under Rule 14a‑19 of the Exchange Act). Such written notice must be given, either by personal delivery or U.S. mail, postage prepaid, to the Corporate Secretary, QuidelOrtho Corporation, 9975 Summers Ridge Road, San Diego, California 92121. To be timely, a stockholder’s notice for the nomination of a director or any other business (other than pursuant to Rule 14a‑8 of the Exchange Act) must be delivered to, or mailed and received by the Corporate Secretary, at the address provided above not less than ninety (90) days or more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the annual meeting is convened more than thirty (30) days before or more than sixty (60) days after such anniversary date, or if no annual meeting was held in the preceding year, notice by the stockholder must be received by the Corporate Secretary no more than one hundred twenty (120) days prior to such annual meeting nor less than the later of (1) ninety (90) days prior to such annual meeting and (2) ten (10) days after the day on which public disclosure of the date of the meeting is first made by the Company. In no event will an adjournment or a postponement of an annual meeting for which notice has been given, or the public disclosure thereof, commence a new time period for a stockholder’s notice. Therefore, unless the 2027 annual meeting of stockholders is convened more than thirty (30) days before or more than sixty (60) days after the anniversary of the Annual Meeting, notice of proposed nominations or proposals (other than pursuant to Rule 14a‑8 of the Exchange Act) must be received by our Corporate Secretary no earlier than February 16, 2027 and no later than the close of business (6:00 p.m. Pacific Time) on March 18, 2027. Any such nomination or proposal must be a proper matter for stockholder action and must comply with the terms and conditions set forth in our Bylaws. If a stockholder fails to meet these deadlines and fails to satisfy the requirements of Rule 14a‑4 of the Exchange Act, we may exercise discretionary voting authority under proxies we solicit to vote on any such proposal as we determine appropriate. In addition, a stockholder’s failure to comply with these and other applicable requirements may also result in a nomination or proposal being disregarded pursuant to our Bylaws.
Any notice to the Corporate Secretary must be in proper written form and set forth the matters and information listed in our Bylaws, including, if applicable, the matters relating to a director nomination.
Any eligible stockholder who desires to have a proposal considered for inclusion in our proxy statement for our 2027 annual meeting of stockholders pursuant to Rule 14a-8 of the Exchange Act must submit such proposals to our Corporate Secretary at 9975 Summers Ridge Road, San Diego, California 92121. Such proposals must be received by us as of the close of business (6:00 p.m. Pacific Time) on December 25, 2026. Such proposals may or may not be included in the proxy statement.
Nothing in this section will be deemed to require us to include in our proxy solicitation materials relating to any annual meeting of stockholders any stockholder proposal or nomination that does not meet all of the requirements for inclusion established by the SEC and set forth in our Bylaws.
How You Can Obtain a Copy of Our Annual Report
We will provide, free of charge, a copy of our Annual Report, without exhibits, upon the written request of any stockholder of the Company. Please contact the Investor Relations department at QuidelOrtho Corporation, 9975 Summers Ridge Road, San Diego, California 92121. You may also obtain such documents by emailing our Investor Relations department at IR@QuidelOrtho.com.

QuidelOrtho	79	2026 Proxy Statement

Meeting and Other Information	Table of Contents
Forward-Looking Statements
This Proxy Statement contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements are any statement contained herein that is not strictly historical, including, but not limited to: statements about the Board, corporate governance practices and equity compensation utilization; certain statements made in the “Executive Compensation—Compensation Discussion and Analysis” section regarding the anticipated effects of our compensation structure and programs; and statements located elsewhere herein regarding our future plans, objectives, strategies, expectations and intentions. Without limiting the foregoing, the words “may,” “will,” “could,” “would,” “should,” “might,” “expect,” “anticipate,” “believe,” “estimate,” “plan,” “intend,” “goal,” “project,” “strategy,” “future,” “continue,” “aim,” “strive,” “seek” or similar words, expressions or the negative of such terms or other comparable terminology are intended to identify forward-looking statements. Such statements are based on the beliefs and expectations of our management as of the date of this Proxy Statement and are subject to significant known and unknown risks and uncertainties. Actual results or outcomes, or the timing of actual results or outcomes, may differ significantly from those set forth or implied in the forward-looking statements. The risks, uncertainties and other factors discussed in the “Risk Factors” section in our most recent Annual Report on Form 10-K, and other filings we make with the SEC, could cause actual results or outcomes to differ from those set forth or implied in the forward-looking statements. Investors should not rely on forward-looking statements as predictions of future events because these statements are based on assumptions that may not come true and are speculative by their nature. All forward-looking statements are based on information currently available to us and speak only as of the date of this Proxy Statement. We undertake no obligation to update any of the forward-looking information or time-sensitive information included in this Proxy Statement, whether as a result of new information, future events, changed expectations or otherwise, except as required by law.
Website References
Website references throughout this Proxy Statement are inactive textual references and provided for convenience only, and the content on the referenced websites is not incorporated herein by reference and does not constitute a part of this Proxy Statement.
Use of Trademarks
QuidelOrtho, Quidel and Ortho Clinical Diagnostics are trademarks of QuidelOrtho Corporation. Other names and brands may be claimed as the property of others.
Other Business
We currently know of no other business that will be presented for consideration at the Annual Meeting. If any other business properly comes before the Annual Meeting or any adjournments or postponements thereof, it is the intention of the persons named in the enclosed proxy card to vote the shares over which they hold proxies in accordance with their best judgment.

QuidelOrtho	80	2026 Proxy Statement

APPENDIX A
Reconciliation of
Non-GAAP Financial Measures
This Proxy Statement contains financial measures that are considered non-GAAP financial measures under applicable U.S. securities rules and regulations. These non-GAAP financial measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with GAAP. The Company’s definitions of these non-GAAP measures may differ from similarly titled measures used by others. The Company generally uses these non-GAAP financial measures to facilitate management’s financial and operational decision-making, including evaluation of the Company’s historical operating results, comparison to competitors’ operating results and determination of management incentive compensation. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures, may provide a more complete understanding of factors and trends affecting the Company’s business.
The following table sets forth a reconciliation of adjusted EBITDA to net loss (in millions) and adjusted EBITDA margin:

	Fiscal Year Ended
	December 28, 2025	December 29, 2024

Net loss	$(1,131.8)	$(2,052.0)
Depreciation and amortization	442.0	453.4
Interest expense, net	177.6	163.5
Provision for (benefit from) income taxes	24.1	(79.5)
Restructuring, integration and other charges	263.6	127.2
Goodwill impairment charge	700.7	1,822.6
Asset impairment charge	9.7	56.9
Loss on extinguishment of debt	5.1	—
Contract termination cost	65.0	—
Amortization of deferred cloud computing implementation costs	27.0	14.7
EU medical device regulation transition costs	0.7	2.0
Asset write off	—	20.0
Loss on disposal	—	1.2
Legal accrual	9.4	—
Employee compensation charges	—	5.6
Prior Credit Agreement amendment fees	—	4.0
Gain on investments	(2.5)	(0.7)
Other adjustments	6.4	4.0
Adjusted EBITDA	$597.0	$542.9

Total revenues	$2,730.2	$2,782.9
Adjusted EBITDA margin	21.9%	19.5%

QuidelOrtho	A-1	2026 Proxy Statement

QuidelOrtho™

QUIDELORTHO CORPORATION
9975 SUMMERS RIDGE ROAD
SAN DIEGO, CA 92121

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 15, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/QDEL2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 15, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V89217-P46600 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

QUIDELORTHO CORPORATION

The Board of Directors recommends you vote FOR the following director nominees:

	For All	Withhold All	For All Except
	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. Election of Directors: To be elected for terms expiring in 2027.

Nominees:

01) Brian J. Blaser
02) Kenneth F. Buechler, Ph.D.
03) John R. Chiminski
04) Evelyn S. Dilsaver
05) R. Scott Huennekens
06) Edward L. Michael
07) Mary Lake Polan, M.D., Ph.D., M.P.H.
08) Ann D. Rhoads
09) Kenneth J. Widder, M.D.
10) Joseph D. Wilkins Jr.

The Board of Directors recommends you vote FOR the following proposals:	**For**	**Against**	**Abstain**
2. Approval of, on an advisory basis, the compensation of QuidelOrtho's named executive officers.	☐	☐	☐
3. Ratification of the selection of KPMG LLP as QuidelOrtho's independent registered public accounting firm for the fiscal year ending January 3, 2027.	☐	☐	☐

NOTE: To transact such other business as may properly be presented at the Annual Meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

V89218-P46600

QUIDELORTHO CORPORATION
Annual Meeting of Stockholders to be held on June 16, 2026
This proxy is solicited by the Board of Directors

The undersigned stockholder of QUIDELORTHO CORPORATION, a Delaware corporation, revoking any proxy previously given, hereby appoints Brian J. Blaser, Joseph M. Busky and Nathaniel B. Sisitsky, and each of them individually, as proxies and attorneys-in-fact, each with the power to act without the others and with full power of substitution, to vote all of the shares of QUIDELORTHO CORPORATION Common Stock that such stockholder is entitled to vote at the Annual Meeting to be held on Tuesday, June 16, 2026, at 8:30 a.m., Pacific Time, live via the Internet at www.virtualshareholdermeeting.com/QDEL2026 and any postponements or adjournments of such meeting, as set forth on the reverse side of this card, and in their discretion upon any other business that may properly come before the meeting or any adjournments or postponements thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY WILL BE VOTED "FOR ALL" DIRECTOR NOMINEES NAMED ON THE REVERSE SIDE, "FOR" EACH OF PROPOSALS 2 AND 3, AND AT THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTER(S) THAT PROPERLY COME(S) BEFORE THE MEETING OR ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF. IN THE EVENT THAT ANY OF THE NOMINEES NAMED ON THE REVERSE SIDE OF THIS PROXY CARD ARE UNAVAILABLE FOR ELECTION OR UNABLE TO SERVE, THE SHARES REPRESENTED BY THE PROXY MAY BE VOTED FOR A SUBSTITUTE NOMINEE SELECTED BY THE BOARD OF DIRECTORS.

IMPORTANT: SIGNATURE REQUIRED ON REVERSE SIDE